Exhibit 10.3.4

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the ISDA Master Agreement

dated as of June 30, 2009

between

DEXIA CRÉDIT LOCAL S.A., acting through its New York Branch, and DEXIA SA, jointly and severally;	and	FSA ASSET MANAGEMENT LLC

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1.  Interpretation

(a)                                  Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)                                 Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3.  Credit Support Obligations

(a)                                  Delivery Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the

Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)            the Credit Support Amount

exceeds

(ii)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)                                 Return Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)            the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)           the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)                                  Conditions Precedent.  Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)            no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)           no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)                                 Transfer Timing.  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)                                  Calculations.  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

2

(d)                                 Substitutions.

(i)                                     Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)                                  subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5.  Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)                                     In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)          utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)           calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)           utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)                                  In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time.  The appropriate party will, upon demand following that notice by the

3

Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.  Holding and Using Posted Collateral

(a)                                  Care of Posted Collateral.   Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)                                 Eligibility to Hold Posted Collateral; Custodians.

(i)            General.  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party.  Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian.  The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)           Failure to Satisfy Conditions.  If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)          Liability.  The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)                                  Use of Posted Collateral.  Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

4

(d)                                 Distributions and Interest Amount.

(i)            Distributions.  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)           Interest Amount.  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).  The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.  Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)            that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)           that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)          that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.  Certain Rights and Remedies

(a)                                  Secured Party’s Rights and Remedies.  If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)            all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)          the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)          the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any

5

or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)                                 Pledgor’s Rights and Remedies.  If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)                                     the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)                                  the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)                               the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)                              to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)          Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)           to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)                                  Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)                                 Final Returns.  When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.  Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

6

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10.  Expenses

(a)                               General.  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)                                 Posted Credit Support.  The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)                                  Liquidation/Application of Posted Credit Support.  All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a)                                  Default Interest.  A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount.  This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)                                 Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)                                  Further Protection.  The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

7

(d)                                 Good Faith and Commercially Reasonable Manner.  Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)                                  Demands and Notices.  All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)                                    Specifications of Certain Matters.  Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.  Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

8

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8.  Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

9

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)                                     in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)                                  in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)                               in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)                              in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)                                     Eligible Collateral or Posted Collateral that is:

(A)          Cash, the amount thereof, and

(B)           a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)                                  Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)                               Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

10

Execution Version

ISDA®

CREDIT SUPPORT ANNEX

(New York Law)

to the Schedule to the

ISDA Master Agreement

Guaranteed Put Contract

dated as of June 30, 2009 between

DEXIA CRÉDIT LOCAL S.A., acting through its New York Branch, and DEXIA SA (jointly and severally) (hereinafter together referred to as “Party A” or “Pledgor”)

and

FSA ASSET MANAGEMENT LLC, (hereinafter referred to as “Party B” or “Secured Party”).

Paragraph 13.  Elections and Variables.

(a)           Security Interest for “Obligations”.

(i)            Paragraph 2 is amended by adding, immediately after the words “lien on and right of Set-off against”, the words “the Dexia Collateral Account, and all the property from time to time credited thereto or carried therein, and the proceeds thereof, including without limitation”.

(ii)           The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)           Credit Support Obligations.

(i)            Eligible Collateral.

On any date, the categories of assets denominated in U.S. Dollars or Euros and designated as “CSA Eligible” on Schedule A hereto qualify as “Eligible Collateral” and the Valuation Percentage for each such category shall be the percentage corresponding to the current rating for such category on the relevant Valuation Date.  For the avoidance of doubt, any asset that is not Eligible Collateral shall have a Value of zero for all purposes under this Credit Support Annex.  Cash in U.S. Dollars shall also constitute Eligible Collateral.

(ii)           Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iii)          Threshold.

(A)          “Independent Amount” with respect to Party A or to Party B, is not applicable.

(B)           “Threshold” means, with respect to Party A, USD 5,000,000, unless the Subordinated Claims Payment Condition is not met, in which case it will be zero.

“Threshold”, with respect to Party B and any Valuation Date is not applicable.

(C)           “Minimum Transfer Amount” means, with respect to Party A and Party B, USD 5,000,000, unless the Subordinated Claims Payment Condition is not met, in which case it will be zero with respect to Party A, and infinity with respect to Party B.

(D)          Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)                                  Valuation and Timing.

(i)            “Valuation Agent” means the Reporting Agent (as defined in the Pledge and Administration Agreement).

(ii)           “Valuation Date” means each of (A) the earlier of (x) September 28, 2011 and (y) any Sovereign Guarantee Unenforceability Date (the “First Valuation Date”), (B) each day after the First Valuation Date which is the last Business Day in a calendar week, (each of the days in (A) and (B) a “Scheduled Valuation Date”) and (C) any additional Business Day requested to be a Valuation Date by FSA or Party A from time to time which is not a Scheduled Valuation Date (and is after the First Valuation Date) and is notified to Party A or Party B and FSA, as applicable and the Valuation Agent at least one Business Day in advance of the proposed additional Valuation Date (each an “Additional Valuation Date”), provided that the number of Additional Valuation Dates requested by FSA shall not exceed 10 in any calendar year (and the number of Additional Valuation Dates requested by Party A is not limited).

(iii)          “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)          “Notification Time” means 11:00 a.m., New York City time, on a Local Business Day.

(v)           Deemed Demand.  Paragraph 3(a) is amended by adding, immediately following the words “upon a demand made by the Secured Party” in Paragraph 3(a), the words “(which demand shall be deemed as having been validly made automatically upon receipt of notice from the Valuation Agent of a Delivery Amount resulting from the Valuation Agent’s calculations on any Valuation Date)”.

(vi)          “Value” means FSAM Asset Value.

(vii)         No DCL Collateral Period and No Dexia Collateral Period.

(A)          With respect to any date which falls during a period which is (A) not on or after a Sovereign Guarantee Unenforceability Date and (B) (I) on and after the First Collateral Posting Date and prior to the Liquidity and Collateral Trigger Expiration Date or (II) during a period that a DCL Bankruptcy has occurred and is continuing (a “No DCL Collateral Period”), (i) any Eligible Collateral Transferred by DCL, whether at any time before or during such No DCL Collateral Period, will be deemed to have a Value of zero during such No DCL Collateral Period (any such Eligible Collateral on any date during the No DCL Collateral Period the “Affected DCL Collateral”) and (ii) only postings made by Dexia (whether made at any time before or during such No DCL Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by Dexia for Eligible Collateral posted by DCL) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No DCL Collateral Period; provided, that such Affected DCL Collateral shall be Transferred to DCL against the simultaneous delivery of replacement Eligible Collateral by Dexia.

(B)           With respect to any date which falls during a period which is (A) on or after a Sovereign Guarantee Unenforceability Date and (B) not during a period that a DCL Bankruptcy has occurred and is continuing (a “No Dexia Collateral Period”), (i) any Eligible Collateral Transferred by Dexia, whether at any time before or during such No Dexia Collateral Period, will be deemed to have a Value of zero during such No Dexia Collateral Period (any such Eligible Collateral on any date during the No Dexia Collateral Period the “Affected Dexia Collateral”) and (ii) only postings made by DCL (whether made at any time before or during such No Dexia Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by DCL for Eligible Collateral posted by Dexia) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No Dexia Collateral Period; provided, that such Affected Dexia Collateral shall be Transferred to Dexia against the simultaneous delivery of replacement Eligible Collateral by DCL.

(C)           In relation to any Put Settlement Date arising from a Collateral Default Trigger occurring during a No DCL Collateral Period or No Dexia Collateral Period, Party B shall Transfer to Party A the relevant Affected DCL Collateral or Affected Dexia Collateral as of the date of occurrence of the relevant Collateral Default Trigger as part of the Put Settlement Assets delivered to Party A on such Put Settlement Date (unless Party A has already effected a substitution for such Affected DCL Collateral or Affected Dexia Collateral as described in Paragraph 13(c)(vii)).

(viii)        In the event that a Put Settlement Date occurs (i) on or after a DCL Belgian Corporate Reorganization has occurred and (ii) prior to the date on which (1) the Collateral Replacement Date has occurred and (2) Eligible Collateral having a Value equal to the Delivery Amount determined on the Collateral Replacement Date shall have been Transferred under the Credit Support Annex, and except in the case of a Put Settlement under which the Put Settlement Amount is paid to Party B by the Sovereign Guarantors, (A) Party A will be required to pay the Put Settlement Amount on the Put Settlement Date, (B) Party B will not be required to Deliver the related Put Settlement Assets until the date following the Put Settlement Date on which the Belgian Preference Period has expired and (C) pending such Delivery on the date referred to in (B), Party A will be deemed to have pledged the relevant Put Settlement Assets to Party B and Party B shall hold such Put Settlement Assets as additional Posted Collateral hereunder (“Repledged Assets”).

(d)                                 Substitution.

(i)            “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)           Consent.  If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d):  Inapplicable.

(e)                                  Dispute Resolution.

(i)            “Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)           Value.  The provisions of Paragraph 5 will apply, provided, however, that any dispute as to the Indicative Market Value of any FSAM Asset shall be resolved as set forth in the definition of “FSAM Asset Value” and, to such extent, the provisions of Paragraph 5 shall not apply.

(f)                                    Holding and Using Posted Collateral.

(i)            Eligibility to Hold Posted Collateral; Custodians.  Party B (through the Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

The Custodian for Party B is: Wells Fargo Bank, National Association.

Party A and Party B agree that (x) Posted Collateral that is denominated in USD, or that is Cash that is USD, will be credited to the Dexia Collateral Account and held in the United States of America, and (y) all other Posted Collateral will either be deposited in the Dexia Collateral Account or granted to the Custodian directly acting as representative for the benefit of Party B and held by the Custodian in a special designated pledged account opened in its name in the Euroclear System with Euroclear Bank NV/SA in accordance with Euroclear’s Multi Pledgor Pledged Account Terms and Conditions (the “MPAA Account”).  The Custodian may use agents and affiliates for purposes of opening, managing and operating the MPAA Account.

Notwithstanding the foregoing, if both a DCL Belgian Corporate Reorganization and a Sovereign Guarantee Unenforceability Date have occurred, all Transfers of Eligible Collateral will be made through, and all Posted Collateral will be held in, the MPAA Account or another account (or subaccount or subcustody arrangement) maintained in the Euroclear System.

(ii)           Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) will not apply to Party B, and the provisions of Paragraph 6(c)(ii) will apply to Party B; provided, however, that

(A)          on any date on which the Collateral Agent or FSA has delivered a Payment Failure Notice (as defined in the Pledge and Administration Agreement) and the payment failure identified in such Payment Failure Notice has not been cured on the third Business Day following the Collateral Agent or FSA’s delivery of such Payment Failure Notice Paragraph 6(c)(i) will apply to Party B such that the Collateral Agent and/or FSA shall have the rights, subject to the terms and limitations of the Pledge and Administration Agreement, to (x) enter into a Temporary Funding Transaction (as defined in the Pledge and Administration Agreement) in relation to any Posted Collateral held by the Collateral Agent hereunder or (y) solely in the circumstances described in Section 11.2(b)(i)(C) of the Pledge and Administration Agreement, to effect a Liquidation of Posted Collateral by sale for its obtainable market value, and in each case apply the proceeds of such transaction in (x) or (y) to satisfy one or more scheduled or expected Senior Priority Payments identified in accordance with the provisions Section 11.2(b) of the Pledge and

Administration Agreement at or prior to the time when such Payment Failure Notice was sent (“Required Senior Priority Payments”), and any such application of the proceeds of such transaction in (x) or (y) shall also be deemed to satisfy (to the extent of such proceeds) any Liquidity Draw Request which is outstanding and has not been funded on the date such proceeds are applied;

(B) on any date on or after the Collateral Replacement Date on which the Administrator, the Collateral Agent or FSA has delivered a GIC Termination Liquidity Draw and the relevant Bank under (and as defined in) the Liquidity Facility or Buyer under (and as defined in) the Repurchase Facility Agreement, as applicable, has not performed its payment obligations within the time required under the Liquidity Facility or Repurchase Facility Agreement, as applicable, Paragraph 6(c)(i) will apply to Party B such that the Collateral Agent and/or FSA shall have the rights to enter into a Temporary Funding Transaction in relation to any Posted Collateral held by the Collateral Agent hereunder, and apply the proceeds of such transaction to satisfy the relevant GIC Termination Liquidity Draw; and

(C)           Party B or, if a Dexia Event of Default has occurred, the Collateral Agent or FSA directly as third party beneficiary, may instruct the transfer of any Posted Collateral which is eligible to be posted as collateral to secure either (x) a FSA GIC Contract or (y) a Third Party Hedge Agreement which is not a Subordinated Hedge Agreement to the collateral account for such FSA GIC Contract or Third Party Hedge Agreement, as applicable, and Paragraph 6(c)(i) will apply to Party B to the extent necessary to permit such actions in (x) or (y); and

(D) If on any date the “Offset of Collateral” provision is applicable under the Confirmation to this Agreement, FSA as the Secured Party Representative shall identify one or more items of Eligible Collateral having a Value equal to the Deemed Return Amount that will be released to Party B in consideration for the corresponding reduction of the Put Settlement Amount in relation to such Deemed Return Amount.

Any use of Posted Collateral (or the cash proceeds thereof) provided for under (A) through (C) shall not be considered a Set-off under Paragraph 8(a)(iii) or otherwise affect the inclusion of the Value of such Posted Collateral as Posted Credit Support held by the Secured Party for purposes of Paragraph 3 or the determination of any Delivery Amount or Return Amount thereunder, provided that (x) the Value of any Posted Collateral Liquidated under (ii)(A)(y) above, or Liquidated in connection with the termination of a Temporary Funding Transaction, shall be fixed at the FSAM Asset Value thereof as most recently determined hereunder at the time of such Liquidation (in connection with the Collateral Sale Deficiency Amount and Collateral Sale Excess Amount adjustments referred to below) and (y) to the extent that the Liquidation Proceeds of any sale or cash obtained in a Temporary Financing Transaction have been applied to satisfy a Qualifying Liquidity Payment (a “Liquidity Draw Offset”), the portion of the FSAM Asset Value of the relevant Eligible Collateral obtained by multiplying (i) such FSAM Asset Value times (ii) the relevant Liquidity Offset Fraction, shall be no longer be included in determining the Value of Posted Credit Support held by the Secured Party for purposes of Paragraph 3 or the determination of any Delivery Amount or Return Amount hereunder.

(g)                                 Distributions and Interest Amount.

(i)            Distributions. The provisions of Paragraph 6(d)(i) will not apply.  The Custodian shall credit all Distributions received to the Dexia Collateral Account or the MPAA Account,

as applicable.  “Dexia Collateral Account” has the meaning set forth in the Pledge and Administration Agreement.

(ii)                                  Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply, provided that (I) Posted Collateral in the form of Cash may be invested only in cash equivalent investments eligible under the ALM Procedures and agreed between the Custodian and the Administrator from time to time and (II) the amount of interest on Posted Collateral in the form of Cash on any date will be calculated by the Custodian based on the relevant investments in (I).

(h)                                 Additional Representation(s).  There are no additional representations by either party.

(i)                                     Other Eligible Support and Other Posted Support.

(i)                                     “Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(j)                                     Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:  Same address as if to Party B pursuant to the Notices Section of this Agreement.

(k)                                 Address for Transfers.  Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details  — To be provided.

Party B account details  — To be provided.

(l)                                     Additional Transfers.  On any date, whether or not a Valuation Date, Party A may at its option Transfer additional Eligible Collateral to the Dexia Collateral Account for the purpose of making the resulting Posted Collateral available for use by Party B in the manner contemplated by (f)(ii)(B) above.

(m)                               Other Provisions.

(i)            Collateral Account.  Party A and Party B acknowledge and agree that the Custodian shall hold, record and identify all Posted Collateral in the Dexia Collateral Account or the MPAA Account.

(ii)           Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this

Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)                               Events of Default.

Paragraph 7 shall not apply.  Any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under this Credit Support Annex shall only be an Event of Default if Section 5(a)(i) of the Agreement (as amended by the Schedule) is or becomes applicable thereto.

(iv)                              Additional Definitions.  As used in this Annex:

“ALM Noncompliance Amount” means on any date of determination on which a Dexia Event of Default has not occurred, the sum of (i) the aggregate of the ALM Noncompliance Derivative Amounts plus (ii) the ALM Noncompliance Operational Amount.

“ALM Noncompliance Derivative Amount” means on any date of determination on which a Dexia Event of Default has not occurred, and in relation to any interest rate, currency or other derivative transaction (whether such transaction would be classified as an Asset Swap or a Liability Swap) which (1) either (A) Party A has agreed, following an objection by FSA, was required to have been effected in order to comply with the ALM Procedures or (B) the ALM Arbiter has concluded was required to have been effected in order to comply with the ALM Procedures, as applicable, and (2) has not yet been effected by Party B, an amount equal to the FSAM Liability Swap Benefit or FSAM Asset Swap Benefit, as applicable, that would result from such transaction having been effected on the date the ALM Arbiter determines (or that Party A agrees with FSA) that it should have been effected and currently being in effect on such date of determination.  In determining such FSAM Liability Swap Benefit or FSAM Asset Swap Benefit the Valuation Agent may rely on the determination of FSAM’s swap counterparty under any Third Party Hedge Agreement or on the determination of the ALM Arbiter.

“ALM Noncompliance Operational Amount” means on any date of determination on which (A) either (i) the ALM Arbiter has concluded (or Party A has agreed, following an objection by FSA) that Party B has failed to comply with a requirement of the ALM Procedures or (ii) the ALM Arbiter has concluded (or Party A has agreed, following an objection by FSA) that Party B has adopted an amendment or modification to the ALM Procedures (other than a Dexia Policy Amendment) such that the amended ALM Procedures do not constitute a reasonable and prudent asset and liability management policy in accordance with prevailing market standards for portfolio management activities of the same type, (B) FSA has not consented to the relevant noncompliance, amendment or modification and (C) Party B has failed to remedy the relevant noncompliance or rescind the relevant amendment or modification to the ALM Procedures, an amount equal to 25% times the Spread Component of the GIC Business Costs Amount as most recently determined on such date.

“Collateral Replacement Date” means the earlier to occur of (i) the First Collateral Posting Date, and (ii) any Sovereign Guarantee Unenforceability Date.

“Collateral Sale Excess Amount” means in relation to each item of Eligible Collateral Liquidated by Party B or the Collateral Agent in the circumstances set forth in Paragraph 13(f)(ii)(A)(y), (A) one minus the Liquidity Offset Fraction times (B) the excess, if any, of (i) the relevant Liquidation Proceeds over (ii) the FSAM Asset Value of such item of Eligible Collateral as most recently determined hereunder at the time of such Liquidation.

“Collateral Sale Deficiency Amount” means in relation to each item of Eligible Collateral sold by Party B or the Collateral Agent in the circumstances set forth in Paragraph 13(f)(ii)(A)(y), (A) one minus the Liquidity Offset Fraction times (B) the excess, if any, of (i) the FSAM Asset Value of such item of Eligible Collateral as most recently determined hereunder at the time of such Liquidation over (ii) the applicable Liquidation Proceeds.

“Collateral Value” means, with respect to each Hedge Agreement, the Value of the Posted Collateral held by the Collateral Agent on behalf of FSAM (and, for the avoidance of doubt, not merely held by DCL as Credit Support Provider of FSAM under the relevant Hedge Agreement) in relation to each Hedge Agreement, as determined by the Valuation Agent.  For purpose of the foregoing, with respect to any Hedge Agreement, “Value” and “Posted Collateral” shall have the meanings set forth in Hedge Agreement, and the Valuation Agent may rely on the determination of such Value by the Valuation Agent (as defined in the relevant Hedge Agreement) in accordance with the terms of the relevant Hedge Agreement.

“Dexia Policy Amendment” means an amendment or modification to the ALM Procedures that is necessary, as reasonably evidenced to FSA by Party A, to conform such ALM Procedures to generally applicable risk management policies within the Dexia group.

“Exposure” means on any date of determination:

Prior to the Collateral Replacement Date, zero.

On the Collateral Replacement Date and from time to time thereafter, an amount equal to the sum, which shall not be less than zero, of:

(1)                                  the sum of

(A)        the aggregate GIC Redemption Balance of the FSA GIC Contracts as of such date, plus

(B)         the GIC Business Costs Amount most recently calculated on or prior to such date, plus

(C)         the aggregate sum of the FSAM Exposure to each of its Hedge Counterparties as of such date; plus

(D)        the aggregate of all the FSAM Asset Swap Costs and all the FSAM Liability Swap Costs, in each case in relation to Third Party Hedge Agreements other than Third Party Hedge Agreements which are Qualifying Hedge Agreements on such date; plus

(E)         to the extent that (x) the “Credit Support Amount” applicable to FSAM  in relation to any Third Party Hedge Agreement that is not a Qualifying Hedge Agreement as of such date, plus or minus any “unpaid amounts” that are outstanding between the parties exceeds (y) the amount determined in relation to such Third Party Hedge Agreement under (D), the aggregate of such excess of (x) over (y) in relation to all such Third Party Hedge Agreements; plus

(F)         the ALM Noncompliance Amount (if any); plus

(G)         the Lien Creditor Amount (if any); plus

(H)        the Principal Forgiveness Amount (if any); plus

(I)          the aggregate of the Collateral Sale Deficiency Amounts determined on or prior to such date, if any;

minus

(2)                                  the sum of

(A)          the aggregate FSAM Asset Value of the Put Portfolio Assets, plus

(B)           the aggregate FSAM Asset Value of the Excluded Assets and Other Assets (including without duplication (I) cash proceeds of any Defaulted Collateral Amount that has been paid by the Sovereign Guarantors as a Put Settlement Amount under the Sovereign Guarantee and not invested in Permitted Investments constituting Other Assets or applied under the Priority of Payments, (II) Repledged Assets, (III) any other cash held in respect of the Required Reserve and (IV) all other amounts standing to the credit of the FSAM Cash Account or other accounts maintained by the Collateral Agent under the Pledge and Administration Agreement), plus

(C)           the aggregate FSAM Asset Value of any Posted Collateral held by the Collateral Agent under the Dexia Non-Guaranteed Put Contract, plus

(D)          the aggregate of the Collateral Values related to Hedge Agreements, plus

(E)           the aggregate of all the FSAM Asset Swap Benefits in relation to Hedge Agreements; plus

(F)           the aggregate of the Collateral Sale Excess Amounts determined on or prior to such date, if any.

“Eligible Dealers” means  JP Morgan Securities Inc., Goldman Sachs & Co., Deutsche Bank Securities, Inc., Morgan Stanley & Co., Bank of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, and such other dealers as may be reasonably agreed among Party A, the Administrator and FSA from time to time.

“FSAM Asset Swap Benefit” means in relation to each derivative transaction that is identified as an Asset Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM as determined by the Valuation

Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Asset Swap that would otherwise be included in the determination of Exposure thereunder as defined therein), where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“FSAM Asset Swap Cost” means in relation to each derivative transaction that is identified as an Asset Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM’s Hedge Counterparty as determined by the Valuation Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Asset Swap that would otherwise be included in the determination of Exposure thereunder as defined therein), plus or minus any “unpaid amounts” that are outstanding between the parties, where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“FSAM Assets Valuation Percentage” means in relation to each category of FSAM Asset, the valuation percentage corresponding to the current rating of such FSAM Asset as set forth under the heading “Collateral Rating” on Schedule A hereto.

“FSAM Asset Value” means in relation to each FSAM Asset or item of Eligible Collateral, on any date of determination, the product of (i) (A) in the case of an FSAM Asset, the Outstanding Principal Amount thereof times the indicative market price (as a percentage of par) of such FSAM Asset determined by the Valuation Agent in accordance with the procedures attached as Schedule C, and (B) in the case of an item of Eligible Collateral, the unpaid principal balance thereof times the indicative market price (as a percentage of par) of such item of Eligible Collateral, determined in accordance with generally applicable procedures used by the Custodian for valuing similar types of assets (each of (A) and (B), the “Indicative Market Value”) and (ii) the FSAM Assets Valuation Percentage corresponding to the relevant category of FSAM Asset (or item of Eligible Collateral, as applicable).  The FSAM Asset Value with respect to FSAM Assets that are not Put Portfolio Assets, Excluded Assets, Permitted Investments or cash will be zero.

Either the Pledgor or FSA (a “Disputing Party”) may dispute the determination of any FSAM Asset Value on the basis of the Indicative Market Value by the Valuation Agent; provided that in relation to any single Valuation Date neither the Pledgor nor the Secured Party may dispute the Valuation Agent’s determination of the FSAM Asset Value in relation to more than 10% of the FSAM Assets (by principal amount, with such 10% permitted amount to be determined separately for the Pledgor or Secured Party, as applicable).  If a Disputing Party disputes the Valuation Agent’s calculation of an FSAM Asset Value in accordance with the foregoing restriction, then (1) the Disputing Party will notify the other party, FSA and the Valuation Agent not later than the close of business on the Local Business Day that the date that a demand is made or deemed to have been made under Paragraph 3 (if such demand was made or deemed to have been made at or prior to the Notification Time), or by 12:00 noon (New York City time) on the next Local Business Day (if such demand was made or deemed to have been made at after the Notification Time), (2) subject to Paragraph 4(a), the appropriate party will Transfer the full amount demanded or deemed to have been demanded to the other party in accordance with the timing set forth in Paragraph 4(b), (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then in relation to each FSAM Asset for which one of the parties has initiated a dispute within the required time, the Valuation Agent shall request bids from at least three Eligible Dealers, one of which shall be identified by the Pledgor, one of which shall be identified by FSA and the remainder of which shall be selected by the Valuation Agent.  For any bid to be eligible for use in calculating the FSAM Asset Value (each an “Eligible Bid”), it (i) must be received from the Eligible Dealer at or before 1:00 p.m. on the business day following the Resolution Time, and (ii) must be a firm bid at which the Eligible Dealer is ready and willing to purchase assets determined by the Valuation Agent to be comparable, in an amount determined by the Valuation Agent to be representative, at such price (provided, that in obtaining such bid, the Valuation Agent shall not be required to commit to actually deliver and sell the asset to any bidder).  On the basis of the Eligible Bids received the Valuation Agent shall determine the FSAM Asset Value as follows:

(i)                                     In the event that the Valuation Agent receives any Eligible Bid that is equal to or greater than the Indicative Market Value for any FSAM Asset, the Indicative Market Value determination for such FSAM Asset shall prevail without consideration of any other Eligible Bid; or

(ii)                                  If the Valuation Agent does not receive any Eligible Bid that is equal to or greater than the Indicative Market Value for any FSAM Asset, then:

(a)           if the Valuation Agent receives three or more Eligible Bids, the Valuation Agent shall calculate the arithmetic mean of the three lowest Eligible Bids received (the “Bid Average”), and if such Bid Average is more than 105% or less than 95% of the Indicative Market Value, the Valuation Agent shall adjust the determination of the FSAM Asset Value so as to be within the range that is not more than 105% or less than 95% of the Indicative Market Value (but by no more than the amount necessary to be within such range), which adjusted FSAM Asset Value shall be binding; or

(b)           if the Valuation Agent receives only two Eligible Bids, the Valuation Agent shall use the Indicative Market Value as one of the three bids used to calculate the Bid Average, and the Valuation Agent shall determine FSAM Asset Value in accordance with sub-clause (a) above; or

(c)           in the event that fewer than two Eligible Bids are received, the Indicative Market Value determination shall prevail without consideration of any Eligible Bid.

“FSAM Exposure” means in relation to each Hedge Agreement the aggregate Exposure (if any) of FSAM to the relevant Hedge Counterparty determined by the Valuation Agent in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (where the Valuation Agent may rely for this purposes on the determination of Exposure by the valuation agent or calculation agent under such Hedge Agreement).  For the avoidance of doubt, the determination of FSAM Exposure shall not be reduced by any Threshold applicable to collateral postings under the relevant Hedge Agreement.

“FSAM Liability Swap Benefit” means in relation to each derivative transaction that would be identified as a Liability Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM that would be determined by the Valuation Agent in accordance with the definition of Exposure applicable under any Hedge Agreement selected by the Administrator (but disregarding any transactions other than such transaction that would otherwise be included in such determination of Exposure); or if such derivative transaction would not be documented under an ISDA Master Agreement, the current market value of such transaction in the relevant futures market or similar market as reasonably estimated by the Administrator.

“FSAM Liability Swap Cost” means in relation to each derivative transaction that is identified as a Liability Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM’s Hedge Counterparty as determined by the Valuation Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Liability Swap that would otherwise be included in such determination of Exposure), plus or minus any “unpaid amounts” that are outstanding between the parties, where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“GIC Business Costs Amount” means on any date of determination the amount applicable under the terms set forth in Schedule B in relation to such date, as most recently determined by the Calculation Agent.

“GIC Redemption Balance” means the outstanding principal balance of a GIC or, if a GIC accretes a redemption value based on a fixed series of payments, such accreted redemption value, provided, however that any component of such redemption value that is attributable to a makewhole or prepayment premium payable upon redemption of the relevant GIC in respect of changes in interest rates shall be excluded in determining such redemption value.

“GIC Termination Liquidity Draw” means a Liquidity Draw Request for the purpose of paying, or reserving funds for payment of, the maximum amount potentially payable under one or more GICs due to mandatory terminations, or terminations at the option of the GIC Holder under the GIC Contracts, as a result of a GIC Credit Event (as defined in the Liquidity Facility or Repurchase Agreeement Facility, as applicable) which has made one or more GIC Termination Downgrade Provisions become applicable under the relevant GIC Contracts.

“GIC Termination Downgrade Provision” means a provision that requires (i) the termination and repayment of a GIC Contract either automatically, or assuming notice from the relevant GIC Holder electing such termination and repayment (notwithstanding any posting of collateral) and (ii) becomes applicable upon a specified downgrade of the rating of FSA’s financial strength.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Lien Creditor Amount” means, as of any date, an amount equal to the sum of (x) the amount of any judgment, tax claim or claim under the Employee Retirement Income

Security Act of 1974 or equivalent laws under non-U.S. jurisdictions (including any interest and/or penalties on any such amounts) which is secured by a Lien on any Posted Collateral or FSAM Assets, plus (y) an amount equal to the aggregate amount of obligations (including any interest on such obligations accrued up to and including such date) which are secured by a Lien on any Posted Collateral or by FSAM Assets (other than the Lien of the Collateral Agent or any Secured Party under the Pledge and Administration Agreement as contemplated by the terms of such Agreement) which has not been discharged and with respect to which Party A has received 30 days’ prior notice from Party B of the existence of such Lien.

“Liquidation” means either (i) the sale for cash of Eligible Collateral or (ii) the termination of a Temporary Funding Transaction in relation to Eligible Collateral on terms whereby the repurchase agreement buyer retains such Eligible Collateral and the repurchase agreement seller retains the Liquidation Proceeds.

“Liquidation Proceeds” means the cash sale proceeds from a sale of Eligible Collateral or the cash proceeds of the financing obtained in connection with such Temporary Funding Transaction.

“Liquidity Draw Request” has the meaning specified in the Pledge and Administration Agreement.

“Liquidity Offset Fraction” means in the case of a Liquidity Draw Offset, the fraction obtained by dividing (i) the amount of the Liquidity Draw Offset by (ii) the full Liquidation Proceeds of any sale or cash amount of the relevant Temporary Financing Transaction.

“Local Business Day” means any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian).

“Principal Forgiveness Amount” means an amount equal to the aggregate of all amounts of principal forgiven by the holders of any Put Portfolio Assets, Excluded Assets or Other Assets pursuant to amendments to the Underlying Instruments which result in a reduction of the Outstanding Principal Amount of the related Put Portfolio Assets, Excluded Assets or Other Assets (except to the extent that either (A) such amount of principal forgiven has been separately paid by Party A to Party B as a Writedown Amount under this Agreement or (B) a Put Settlement Date has occurred and the Put Settlement Amounts in relation thereto have already been paid in relation to the relevant Put Portfolio Assets, Excluded Assets or Other Assets prior to the relevant forgiveness of principal).

“Qualifying Hedge Agreement” means a Third Party Hedge Agreement that (i) is a Subordinated Hedge Agreement and (ii) with respect to which on the date of determination, Dexia or its Affiliates have posted all collateral required to be posted in relation to such Third Party Hedge Agreement under the credit support annex for such

Third Party Hedge Agreement (including by satisfying such requirements through the credit support annex for the Dexia Affiliate guaranteeing such Third Party Hedge Agreement) as of such date.  For the avoidance of doubt, collateral posted by Dexia or its Affiliates in relation to any Hedge Agreement that is treated as a Qualifying Hedge Agreement shall be deemed not to constitute a Put Portfolio Asset, Excluded Asset or Other Asset, or to have any FSAM Asset Value for purposes of the determination of Exposure hereunder, whether or not the relevant Hedge Counterparty treats Party B as the pledgor or beneficial owner of such collateral for purposes of the relevant Hedge Agreement.

“Qualifying Liquidity Payment” means (i) if any undrawn or unutilized commitments remaining outstanding with respect to the Guaranteed Liquidity Facilities and such Guaranteed Liquidity Facilities have not been terminated, a payment with respect to a Liquidity Draw Request and (ii) if no undrawn or unutilized commitments remain outstanding under the Guaranteed Liquidity Facilities or such Guaranteed Liquidity Facilities have been terminated, a payment of principal or redemption amount in relation to an FSA GIC Contract that if not otherwise paid would be required to be paid by Party A as an “Obligation” under the Dexia FP Guarantee.

“Subordinated Hedge Agreement” means each Third Party Hedge Agreement in relation to which Party A, FSAM and the relevant Hedge Counterparty have entered into an amendment substantially in the form set forth in Schedule D, provided that Party A, Party B and FSA acknowledge and agree that variations in the terms of individual amendments based on such form either (i) that do not impair in any material respect the direct or indirect benefits to Party B and FSA of the amendment contemplated by such form or (ii) to which FSA has given its consent not to be unreasonably withheld or delayed, shall not prevent a Third Party Hedge Agreement from qualifying as a Subordinated Hedge Agreement.

“Third Party Valuation Agent” means the “Valuation Agent” as defined in a Hedge Agreement.

Other terms.  Capitalized terms used and not defined herein have the meanings set forth in the Pledge and Administration Agreement or the Confirmation to this Agreement.

(v)                                 Rating Agency Revisions.  Notwithstanding the provisions for the calculation of Exposure and Value set forth above, if each of Moody’s Investors Service, Standard and Poor’s Rating Services and Fitch Ratings Inc. (the “Rating Agencies”) confirm that the GIC Issuers’ obligations in relation to the FSA GIC Contracts will continue to be rated at least “Aa2/AA/AA” (without giving effect to the Retained FSA Policies other than Secondary Policies) with a lesser Exposure being collateralized by Party A or different FSAM Assets Valuation Percentage being applicable, then the calculation of Exposure or FSAM Asset Value described above shall be revised accordingly pursuant to Section 9(b) of this Agreement, and when such amendment is effective Party A may post such lesser Credit Support Amount as results from such amendment and/or receive a Return Amount of any resulting excess Credit Support Amount (any such change a “Required Collateral Reduction”); provided, further, that no Return Amount shall apply unless, prior to any Transfer of such Return Amount, each Rating Agency confirms that the credit rating assigned to the financial strength of FSA would not be downgraded or withdrawn as a result of such Transfer.  Any rating issued in accordance with the preceding sentence must be a monitored rating (with the related costs and expenses being borne by Party A).

If after being obtained any rating of the GIC Issuers is subsequently downgraded below “Aa3” by Moody’s or “AA-” by S&P or Fitch or withdrawn, the definitions of Exposure and FSAM Assets Valuation Percentage will be reinstated to require the Credit Support Amount initially set forth herein prior to any Required Collateral Reductions, and Party A shall be required to Transfer Eligible Collateral to the extent of any resulting increase in the Credit Support Amount resulting from such reinstatement within five Business Days of receiving notice of such downgrade.  Provided Party A satisfies such Transfer obligations, the FSAM Assets Valuation Percentage shall thereafter be amended as necessary in consultation with the Rating Agencies such that the rating of the GIC Issuers will be at least “Aa3” by Moody’s, “AA-” by S&P and “AA-” by Fitch, provided that in no event shall the definitions of Exposure and FSAM Assets Valuation Percentage be reinstated to require a higher Credit Support Amount than initially set forth herein prior to any Required Collateral Reductions.

(m)                               Remedies, Waiver.

(i)                                     In addition to the rights and remedies of the Secured Party or its designee under Paragraph 8(a), and subject in each case to the provisions of Section 5.3 of the Pledge and Administration Agreement, the Pledgor agrees that if at any time (1) an Event of Default with respect to the Pledgor has occurred and is continuing and FSA has become the Secured Party Representative, or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) may exercise any of its rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, or under other applicable law, without further notice, demand or presentment.  Such rights and remedies include the rights to use self-help or other remedies, including without limitation (i) taking possession of any Posted Collateral, wherever situate; (ii) entering any premises or obtain sole control of any account where Posted Collateral is located; and (iii) selling or otherwise disposing of any Posted Collateral “as is” without representation or warranty of any kind, at public or private sale, with such notice as may be required by applicable law, in lots or in bulk, at such locations, all as the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative), in its sole discretion, deems advisable.  The Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) shall have the right to sell, lease or otherwise dispose of any Posted Collateral for cash, credit or any combination thereof, and the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) may purchase any Posted Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.  The rights and remedies of the Collateral Agent are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.

(ii)                                  Paragraph 8(b) shall not apply.

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

DEXIA CRÉDIT LOCAL S.A.		FSA ASSET MANAGEMENT LLC

By:		By:
	Name:		Name:
	Title:		Title:

By:
Name:
Title:

DEXIA SA

By:
Title:

By:
Title:

Schedule A – Categories and Valuation Percentages

VALUATION PERCENTAGE AS % OF MARK TO				COLLATERAL RATING
MARKET VALUE				AAA	AA	A	BBB	BIG
(“CSA” = CSA Eligible)
Government			Maturity
CSA	USA (issued after July 18, 1984)	Bills / Notes/ Bonds /Inflation indexes	0 to 5	98%
CSA	USA (issued after July 18, 1984)	Bills / Notes/ Bonds /Inflation indexes	>5 to 10	97%
CSA	USA (issued after July 18, 1984)	Bills / Notes/ Bonds /Inflation indexes	>10	93%
	USA (issued after July 18, 1984)	Zero Coupons / STRIPS	0 to 5	98%
	USA (issued after July 18, 1984)	Zero Coupons / STRIPS	>5 to 10	95%	95%
	USA (issued after July 18, 1984)	Zero Coupons / STRIPS	>10	90%	90%
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	USD Denominated	0 to 5	97%	97%
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	USD Denominated	>5 to 10	95%	95%
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	USD Denominated	>10	90%	90%
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	Local Currency	0 to 5	92%	92%
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	Local Currency	>5 to 10	90%	90%

1

VALUATION PERCENTAGE AS % OF MARK TO				COLLATERAL RATING
MARKET VALUE				AAA	AA	A	BBB	BIG
CSA	FRANCE/ BELGIUM/ GERMANY / UK / NETHERLANDS	Local Currency	>10	85%	85%
Government Agency
CSA	US Agency	GNMA	0 to 5	92%
CSA		GNMA	>5 to 10	90%
CSA		GNMA	>10	85%
CSA		FDIC	0 to 5	92%
CSA		FNM RMBS /FHM RMBS	ALL	82%

	Municipal			75%	70%	60%	50%	0
	Military Housing			60%	50%	40%	30%	0

UK Regulated Utility				70%	60%	50%	40%	0
Trust Preferreds				25%	5%	5%	5%	0

SF	Non-Agency RMBS
		Prime Mtg		25%	20%	5%	5%	0
		Alt-A Front		10%	5%	5%	5%	0
		Alt-A LCF		10%	5%	5%	5%	0
		Alt-A Mezz		10%	5%	5%	5%	0
		Alt-A Mid		10%	5%	5%	5%	0
		Alt-A Pass Thru		10%	5%	5%	5%	0
		Subprime Auto		10%	5%	5%	5%	0
		Subprime Front		10%	5%	5%	5%	0
		Subprime LCF		10%	5%	5%	5%	0
		Subprime Mezz		10%	5%	5%	5%	0
		Subprime Mid		10%	5%	5%	5%	0
		Subprime Pass Thru		10%	5%	5%	5%	0

2

VALUATION PERCENTAGE AS % OF MARK TO			COLLATERAL RATING
MARKET VALUE			AAA	AA	A	BBB	BIG
		Option ARM Front	10%	5%	5%	5%	0
		Option ARM Mid	10%	5%	5%	5%	0
		Option ARM Pass Thru	10%	5%	5%	5%	0
		HELOCs	10%	5%	5%	5%	0
		CES	10%	5%	5%	5%	0
	ABS CDO		10%	5%	5%	5%	0
	CLO		10%	5%	5%	5%	0
CMBS/CRE
	CMBS		60%	50%	40%	30%	0
Other
	Demutualization		10%	5%	5%	5%	0
	FSA Refi		10%	5%	5%	5%	0
	Other NIM		10%	5%	5%	5%	0
	Radian NIM		10%	5%	5%	5%	0
	Triple-X		10%	5%	5%	5%	0
	Domestic IOU		10%	5%	5%	5%	0
	Westlake Funding (Auto)		60%	55%	50%	40%	0

3

Schedule B — Calculation of GIC Business Costs Amount

The Calculation Agent shall, within five (5) Business Days after the last day of each calendar month (each such last day of a calendar month, a “Monthly Valuation Date), calculate the “GIC Business Costs Amount” as of such Monthly Valuation Date.  The GIC Business Costs Amount for each Monthly Valuation Date shall be the sum of the “Expenses Component” and the “Spread Component”, each calculated in accordance with this Schedule B.

I.                                         Expenses Component

1.                                       The Expenses Component for any Monthly Valuation Date shall be the amount set forth in the table below (as amended from time to time in accordance with paragraphs I.2, and plus or minus any items identified pursuant to paragraph I.3 below, the “Expenses Component Table”) for the relevant year of determination in which such Monthly Valuation Date falls:

Year	Expenses Component ($ mm)
2009	249.4
2010	230.7
2011	222.1
2012	213.7
2013	205.7
2014	197.9
2015	190.3
2016	182.8
2017	175.2
2018	167.6
2019	160.0
2020	152.4
2021	147.1
2022	141.8
2023	136.5
2024	131.2
2025	125.8
2026	120.5
2027	115.1
2028	109.7
2029	104.3
2030	98.9
2031	93.5
2032	88.1
2033	82.7
2034	77.3
2035	71.8
2036	66.3
2037	60.9
2038	55.4
2039	49.9
2040	44.4
2041	38.9
2042	33.4
2043	27.8
2044	22.3
2045	16.7
2046	11.2
2047	5.6

1

2.                                       If for any projected year (i) the Fixed Maturity GICs and Other GICs (which are limited, for the avoidance of doubt, to FSA GIC Contracts) are scheduled to have matured, and (ii) the Modeled Balances referred to in paragraph II.2(a) below show an expected GIC Balance of zero for all Structured GICs (which are limited, for the avoidance of doubt, to FSA GIC Contracts) (such projected year, a “Zero Year”), within two Local Business Days of determining that a Zero Year exists, the Calculation Agent shall:

(a)                                  revise the table of Budgeted Expenses to reflect a value of zero for each year following the Zero Year, through 2047.  The initial table of “Budgeted Expenses” is set forth on Exhibit A to this Schedule B, as such Exhibit may be amended from time to time pursuant to this paragraph I.2(a), or pursuant to paragraph I.3 below; and

(b)                                 prepare a revised Expenses Component Table for each year through the Zero Year, and enter a value of zero for each year after the Zero Year.  The revised Expenses Component Table shall be a calculation of the present value of the Budgeted Expenses as amended from time to time pursuant to paragraph I.2(a), or pursuant to paragraph I.3 below, and assuming inflation at 3% per annum, and a discount rate of 2.8% per annum.  The Calculation Agent shall provide a draft of the revised Expenses Component Table, together with reasonable evidence to support its calculations, to Party A and FSA.  In the absence of manifest error or written dispute by Party A or FSA within ten Local Business Days of receipt, such revised Expenses Component Table shall be binding on the parties, and the Calculation Agent shall provide written notice thereof to the Valuation Agent.

3.                                       (a)                                  If in any year the Administrator incurs one or more expenses (“Unanticipated Recurring Expenses”) or realizes one or more savings (“Unanticipated Recurring Savings”) which (i) in good faith, the Board of Directors of the Administrator has identified as being a net cash additional expense or saving, as applicable, that in their estimation is expected to recur annually while any FSA GIC Contract is outstanding and therefore justifies a permanent alteration of the budget for the Administrator, (ii) has been discussed with FSA and, prior to a Dexia Event of Default, the Dexia Guarantors, and reasonable supporting documentation has been submitted demonstrating both the expense or saving, as applicable, and the reasons for the Board of Directors’ belief that such expense or saving, as applicable, will recur annually and therefore justifies a permanent alteration of the budget for the Administrator, and following a Dexia Event of Default, FSA consents to the proposed alteration of the Budgeted Expenses, and (iii) together with all other actual expenses incurred or savings realized the resulting overall actual expenses of the Administrator during such year exceed or are less than, as applicable, the Budgeted Expenses specified in Exhibit A to this Schedule B for that year (as adjusted pursuant to paragraph I.2(a), or this paragraph I.3 on any prior occasion) by more than 25%, the Budgeted Expenses amount for each following year will be deemed increased (or decreased, as applicable) by the amount of such Unanticipated Recurring Expense or Unanticipated Recurring Saving.  In the case of this subparagraph (a), the designation of one or more such expenses or savings as Unanticipated Recurring Expenses or Unanticipated Recurring Savings shall be made as of the end of the applicable year in which such expenses are incurred or savings are realized.

(b)                                 In addition to (a) above, if the Administrator shall during the course of any year revise the budget of the Administrator in accordance with Section 7(a) of the Administrative Services Agreement and (i) in good faith, the Board of Directors of the Administrator has identified a net cash additional expense that in their estimation is expected to recur annually while any FSA GIC Contract is outstanding and therefore justifies a permanent

2

alteration of the budget for the Administrator, (ii) has been discussed with FSA and, prior to a Dexia Event of Default, the Dexia Guarantors, and reasonable supporting documentation has been submitted demonstrating the expense, and the reasons for the Board of Directors’ belief that such expense will recur annually and therefore justifies a permanent alteration of the budget for the Administrator, and following a Dexia Event of Default, FSA consents to the proposed alteration of the Budgeted Expenses, and (iii) together with all other actual expenses incurred, expected to be incurred based on other Budgeted Expenses (or expected to be incurred as Unanticipated Recurring Expenses and adjusted by projected Unanticipated Recurring Savings, if any, for that year) the resulting known and projected overall actual expenses of the Administrator during such year exceed the Budgeted Expenses specified in Exhibit A to this Schedule B for that year (as adjusted pursuant to paragraph I.2(a), or this paragraph I.3 on any prior occasion) by more than 25%, the Budgeted Expenses amount for the current year and each following year will be deemed increased by the amount of such Unanticipated Recurring Expense.

(c)                                  In the case of (a) or (b), the Calculation Agent shall prepare a present value calculation of such Unanticipated Recurring Expense or Unanticipated Recurring Saving, assuming inflation at 3% per annum, and a discount rate of 2.8% per annum.  The Calculation Agent shall provide a draft of this calculation, together with reasonable evidence to support its calculations, to Party A and FSA.  In the absence of manifest error or written dispute by Party A or FSA within ten Local Business Days of receipt, such calculation shall be binding on the parties, and the Calculation Agent shall provide written notice thereof to the Valuation Agent.  The resulting amounts shall be added to, or subtracted from, the amounts in the Expenses Component Table for all purposes going forward from the time such calculation is agreed or deemed applicable.

II             Spread Component

To calculate the Spread Component for any Monthly Valuation Date, the Calculation Agent shall:

1.                                       Identify and categorize, using the designation on Annex 4 to the Confirmation to this Agreement, each FSA GIC Contract then outstanding as either:

(a)                                  a “Fixed Maturity GIC”, if such GIC is designated on such Annex 4 as being a Debt Service Reserve Fund GIC and while the beneficiary of such GIC is rated at least A- or A3 (and if such beneficiary is at any time not so rated, such GIC shall be an “Other GIC” for purposes hereof);

(b)                                 a “Structured GIC”, if such GIC is designated on such Annex 4 as being an ABS CDO GIC or CDO/CLO GIC; or

(c)                                  an “Other GIC” if such GIC has any other designation, or no designation, on such Annex 4, or at any time fails to qualify as a Fixed Maturity GIC because of the rating (or lack thereof) of the related beneficiary of such GIC.

2.                                       For each Fixed Maturity GIC, determine a “Permitted Investment Spread” as follows:

(a)                                  calculate the remaining weighted average life of such Fixed Maturity GIC as of such Monthly Valuation Date, assuming no unscheduled draws thereunder are made after such Monthly Valuation Date;

3

(b)                                 map such Fixed Maturity GIC into the appropriate “WAL Bucket” as set forth in the table below:

GIC WAL:	<3 mo	3 mo – 1 yr	1 – 2 yrs	2 – 3 yrs	3 – 5 yrs	5 – 7 yrs	7 – 10 yrs	10 – 30 yrs	30 yrs +

WAL Bucket:	1 mo	3 mo	1 yr	2 yr	3 yr	5 yr	7 yr	10 yr	30 yr

(c)                                  identify each type of Permitted Investment from the table below that corresponds with the WAL Bucket for such Fixed Maturity GIC (e.g., if the WAL Bucket for a Fixed Maturity GIC is determined to be 2 years, then the USSP2 Index and the C5342Y Index will be Permitted Investments for such GIC):

Name	Description	Bloomberg instruction
1-Month LIBOR T-Bill Spread	1 month Treasury Bill spread to 1 month swap	USGG1M Index <go> - US0001m Index <go>

3-Month LIBOR T-Bill Spread	3 month Treasury Bill spread to 3 month swap	USGG3M Index <go> - US0003m Index <go>

USSP1 Index	1 yr Treasury spread to swap	USSP1 Index <go>

USSP2 Index	2 yr Treasury spread to swap	USSP2 Index <go>

USSP3 Index	3 yr Treasury spread to swap	USSP3 Index <go>

USSP5 Index	5 yr Treasury spread to swap	USSP5 Index <go>

USSP7 Index	7 yr Treasury spread to swap	USSP7 Index <go>

USSP10 Index	10 yr Treasury spread to swap	USSP10 Index <go>

USSP30 Index	30 yr Treasury spread to swap	USSP30 Index <go>

NOASFGLM Index	Freddie Mortgage Current Coupon OAS (for all 5,7 and 10 yr buckets)	NOASFGLM Index <go>

NOASFNCL Index	FNMA Mortgage Current Coupon OAS (for all 5,7 and 10 yr buckets)	NOASFNCL Index <go>

NOASGNSF Index	GNMA Mortgage Current Coupon OAS (for all 5,7 and 10 yr buckets)	NOASGNSF Index <go>

C5342Y Index	US FDIC Temporary Liquidity Guarantee 2 yr	C5342Y Index <go> - USSWAP2 index <go>

C5343Y Index	US FDIC Temporary Liquidity Guarantee 3 yr	C5343Y Index <go> - USSWAP3 index <go>

4

(d)                                 for each such type of Permitted Investment identified pursuant to subparagraph (c) above, determine, using Bloomberg as the data source, the swap spread relating thereto as of the close of business in the principal markets in the United States relating thereto on each of the 90 consecutive calendar days ending on such Monthly Valuation Date (it being understood that the swap spread as of the close of business on a day that is not a Business Day shall be deemed to be the swap spread in effect as of the close of business on the last day prior thereto that was a Business Day), and, based thereon, the average such swap spread over such period for each such type of Permitted Investment (for each such type of Permitted Investment, the “Average Swap Spread”); and

(e)                                  the “Permitted Investment Spread” for such Fixed Maturity GIC shall be deemed to be the highest positive Average Swap Spread determined in relation to such GIC pursuant to subparagraph (d) above or, if the determination performed pursuant to such subparagraph (d) does not yield any positive Average Swap Spread, the “Permitted Investment Spread” for such Fixed Maturity GIC shall be deemed to be the least negative Average Swap Spread determined in relation to such GIC pursuant to subparagraph (d) above.

3.                                       For each Structured GIC and Other GIC, the “Permitted Investment Spread” shall be deemed to be negative 100 basis points per annum.

4.                                       For each FSA GIC Contract, determine a “GIC Spread” for each Monthly Valuation Date, which shall be equal to the Permitted Investment Spread for such FSA GIC Contract for such Monthly Date pursuant to paragraph 2 or paragraph 3 above, as applicable, increased by the absolute value of any negative funding spread to LIBOR applicable to such FSA GIC Contract as of such Monthly Valuation Date or decreased by the value of any positive funding spread to LIBOR applicable to such FSA GIC Contract as of such Monthly Valuation Date.  For example, if the Permitted Investment Spread applicable to a Fixed Maturity GIC on a Monthly Valuation Date were determined to be negative 60 basis points per annum and the funding spread to LIBOR applicable to such FSA GIC Contract as of such Monthly Valuation Date were negative 20 basis points per annum, the “GIC Spread” for such FSA GIC Contract for such Monthly Valuation Date would equal negative 40 basis points per annum (i.e., such Permitted Investment Spread of negative 60 basis points per annum “increased” by the absolute value of such negative funding spread of 20 basis points per annum).

5.                                       For each Structured GIC for any Monthly Valuation Date, calculate an “Adjusted Modeled Balance” to be applicable thereto for such Monthly Valuation Date by dividing the actual balance of such Structured GIC on such Monthly Valuation Date by its Modeled Balance for such Monthly Valuation Date, to produce an “Adjustment Factor”, and then multiplying its Modeled Balance for such Monthly Valuation Date and all future Monthly Valuation Dates by such Adjustment Factor to derive an “Adjusted Modeled Balance”.

6.                                       For each Other GIC for any Monthly Valuation Date, if so advised by Dexia that it wishes in its reasonable judgment (and irrespective of actual draw experience) to revise the expected draw schedule set forth on Exhibit C to this Schedule B for such Monthly Valuation Date and all future Monthly Valuation Dates (unless and until adjusted again pursuant to this paragraph 6), make such revisions (as revised, the “Expected Draw Schedule”).

5

7.                                       For each Fixed Maturity GIC for each Monthly Valuation Date, the “Spread Component” applicable thereto shall equal the sum of the present values, based on the then current swap curve (as derived from market data reported by recognized pricing information service providers and using recognized systems-based curve-building models), of a series of projected payments on each scheduled interest payment date for the relevant Fixed Maturity GIC each equal to (i) the projected outstanding principal balance of such FSA GIC Contract (assuming no unscheduled draws under such FSA GIC Contract) during the period ending on (but excluding) such scheduled interest payment date times (ii) the applicable GIC Spread for such FSA GIC Contract for such Monthly Valuation Date determined as provided above (it being understood that such Spread Component will be negative if the applicable GIC Spread is positive) times (iii) the day count fraction applicable to payments of interest under the relevant Fixed Maturity GIC.  If a Fixed Maturity GIC does not pay current interest it will be deemed to have interest payment dates, and other payment terms, the same as those under the related swap, and accretion to the projected outstanding principal balance will be disregarded for purposes of this calculation.

8.                                       For each Structured GIC for each Monthly Valuation Date, the “Spread Component” applicable thereto shall equal the sum of the present values, based on the then current swap curve (as derived from market data reported by recognized pricing information service providers and using recognized systems-based curve-building models), of a series of projected payments on each scheduled interest payment date for the relevant Structured GIC each equal to (i) the projected Modeled Balance or Adjusted Modeled Balance, as applicable of such FSA GIC Contract during the period ending on (but excluding) such scheduled interest payment date times (ii) the applicable GIC Spread for such FSA GIC Contract for such Monthly Valuation Date determined as provided above (it being understood that such Spread Component will be negative if the applicable GIC Spread is positive) times (iii) the day count fraction applicable to payments of interest under the relevant Structured GIC.

9.                                       For each Other GIC for each Monthly Valuation Date, the “Spread Component” applicable thereto shall equal the sum of the present values, based on the then current swap curve (as derived from market data reported by recognized pricing information service providers and using recognized systems-based curve-building models), of a series of projected payments on each scheduled interest payment date for the relevant Other GIC each equal to (i) the projected outstanding principal balance of such FSA GIC Contract, based on its Expected Draw Schedule as of such Monthly Valuation Date, during the period ending on (but excluding) such scheduled interest payment date times (ii) the applicable GIC Spread for such FSA GIC Contract for such Monthly Valuation Date determined as provided above (it being understood that such Spread Component will be negative if the applicable GIC Spread is positive) times (iii) the day count fraction applicable to payments of interest under the relevant Other GIC.  If an Other GIC does not pay current interest it will be deemed to have interest payment dates, and other payment terms, the same as those under the related swap, and accretion to the projected outstanding principal balance will be disregarded for purposes of this calculation.

10.                                 The “Spread Component” hereunder for any Monthly Valuation Date shall equal the sum of the “Spread Components” determined for each Fixed Maturity GIC, Structured GIC and Other GIC for such Monthly Valuation Date pursuant to paragraph 7, 8 or 9 above, as applicable.

The Calculation Agent shall provide to Party A, Party B and FSA a copy of its calculation of the GIC Business Costs Amount, as of each Monthly Valuation Date, together with reasonable information demonstrating the calculations referenced in this Schedule B.

6

III           Annual Adjustment

1.                                       Dexia and FSA have agreed that during July of each year, beginning 2010, they will conduct an annual re-evaluation of the reasonableness of the Modeled Balance for each Structured GIC.

2.                                       Each June 30th, beginning 2010, the Calculation Agent shall collect the Adjustment Factors, calculated under paragraph II.5 above, for all Monthly Valuation Dates from and including the prior July through and including such June (or, in the case of the first adjustment pursuant to this Section III, from an including the first Monthly Valuation Date through and including the June, 2010 Monthly Valuation Date).

3.                                       The Calculation Agent shall, no later than July 5th of each year, beginning 2010, calculate and report to Dexia and FSA, the weighted average Adjustment Factor for the Structured GICs for the abovementioned range (weighted based on the outstanding principal amount of such Structured GICs as at the date the related Adjustment Factor was determined).

4.                                       If such weighted average Adjustment Factor is greater than or equal to 0.95 and less than or equal to 1.05, the Modeled Balances shall remain unchanged.

5.                                       If such weighted average Adjustment Factor is less than 0.95 or greater than 1.05:

(a)                                  Dexia and FSA shall revisit the Amortization Assumptions attached as Exhibit D to this Schedule B, and negotiate in good faith to agree a revised set of Amortization Assumptions and the related Modeled Balances for the Structured GICs, or agree that the current Amortization Assumptions and the related Modeled Balances for the Structured GICs should remain in place.

(b)                                 If Dexia and FSA do not agree on the matters set forth in (a) above by July 31st of such year, then Dexia will select an investment bank or asset manager (the “Advisor”) that is not an Affiliate of either Dexia or FSA, to validate the existing set of Amortization Assumptions or specify a new set of Amortization Assumptions as such Advisor’s best estimate of the projected amortization experience of the Structured GICs.  The Advisor’s determination of the Amortization Assumptions will be binding on both parties and will be used to produce new Modeled Balances for the Structured GICs until the next June 30th.  FSA and Dexia will share equally the costs of the Advisor retained in connection with this Section III, and FSA’s share of such costs will not be indemnifiable or reimbursable to FSA by Party B or Dexia.

6.                                       Upon agreement by Dexia and FSA as to revised Amortization Assumptions and Modeled Balances pursuant to paragraph III.5(a), or upon the determination of the Advisor as to revised Amortization Assumptions and Modeled Balance pursuant to paragraph III.5(b), the Modeled Balances in Exhibit B to this Schedule B and the Amortization Assumptions in Exhibit D to this Schedule B shall be deemed deleted and replace by such revised versions thereof.

7

Exhibit A to Schedule B — Initial Budgeted Expenses

Year	Amount (in millions of USD)
2009	23
2010	32
2011	29
2012	27
2013	26
2014	26
2015	21
2016	20
2017	20
2018	18
2019	18
2020	18
2021	18
2022	18
2023	18
2024	18
2025	18
2026	19
2027	19
2028	19
2029	20
2030	20
2031	20
2032	21
2033	21
2034	22
2035	22
2036	23
2037	23
2038	24
2039	25
2040	25
2041	26
2042	27
2043	27
2044	28
2045	29
2046	30
2047	30

1

Exhibit B to Schedule B — Modeled Balances for Structured GIC

Date	Balance (in millions of USD)
6/25/2009	5,522
6/30/2009	5,000
7/31/2009	4,734
8/31/2009	4,351
9/30/2009	3,706
10/31/2009	3,706
11/30/2009	3,699
12/31/2009	2,971
1/31/2010	2,971
2/28/2010	2,971
3/31/2010	2,483
4/30/2010	2,483
5/31/2010	2,483
6/30/2010	2,449
7/31/2010	2,449
8/31/2010	2,429
9/30/2010	2,252
10/31/2010	2,252
11/30/2010	2,252
12/31/2010	2,182
1/31/2011	2,053
2/28/2011	2,053
3/31/2011	2,017
4/30/2011	2,017
5/31/2011	2,017
6/30/2011	2,001
7/31/2011	2,001
8/31/2011	2,001
9/30/2011	1,986
10/31/2011	1,986
11/30/2011	1,986
12/31/2011	1,941
1/31/2012	1,879
2/28/2012	1,879
3/31/2012	1,819
4/30/2012	1,807
5/31/2012	1,807
6/30/2012	1,528

2

Date	Balance (in millions of USD)
7/31/2012	1,391
8/31/2012	1,391
9/30/2012	1,315
10/31/2012	1,312
11/30/2012	1,312
12/31/2012	1,305
1/31/2013	1,305
2/28/2013	1,305
3/31/2013	1,288
4/30/2013	1,248
5/31/2013	1,206
6/30/2013	1,204
7/31/2013	1,203
8/31/2013	1,203
9/30/2013	987
10/31/2013	987
11/30/2013	987
12/31/2013	985
1/31/2014	640
2/28/2014	640
3/31/2014	638
4/30/2014	638
5/31/2014	608
6/30/2014	586
7/31/2014	586
8/31/2014	586
9/30/2014	536
10/31/2014	536
11/30/2014	536
12/31/2014	505
1/31/2015	505
2/28/2015	505
3/31/2015	504
4/30/2015	502
5/31/2015	502
6/30/2015	501
7/31/2015	501
8/31/2015	421
9/30/2015	413
10/31/2015	372

3

Date	Balance (in millions of USD)
11/30/2015	372
12/31/2015	370
1/31/2016	370
2/28/2016	370
3/31/2016	369
4/30/2016	328
5/31/2016	328
6/30/2016	259
7/31/2016	255
8/31/2016	255
9/30/2016	235
10/31/2016	235
11/30/2016	235
12/31/2016	235
1/31/2017	235
2/28/2017	235
3/31/2017	235
4/30/2017	235
5/31/2017	235
6/30/2017	205
7/31/2017	205
8/31/2017	205
9/30/2017	184
10/31/2017	184
11/30/2017	184
12/31/2017	184
1/31/2018	184
2/28/2018	184
3/31/2018	184
4/30/2018	184
5/31/2018	184
6/30/2018	184
7/31/2018	184
8/31/2018	184
9/30/2018	184
10/31/2018	184
11/30/2018	184
12/31/2018	183
1/31/2019	183
2/28/2019	183

4

Date	Balance (in millions of USD)
3/31/2019	180
4/30/2019	180
5/31/2019	180
6/30/2019	180
7/31/2019	180
8/31/2019	180
9/30/2019	180
10/31/2019	180
11/30/2019	180
12/31/2019	180
1/31/2020	180
2/28/2020	180
3/31/2020	180
4/30/2020	180
5/31/2020	180
6/30/2020	180
7/31/2020	180
8/31/2020	180
9/30/2020	180
10/31/2020	180
11/30/2020	180
12/31/2020	180
1/31/2021	180
2/28/2021	180
3/31/2021	173
4/30/2021	173
5/31/2021	173
6/30/2021	158
7/31/2021	158
8/31/2021	158
9/30/2021	144
10/31/2021	144
11/30/2021	144
12/31/2021	130
1/31/2022	130
2/28/2022	130
3/31/2022	116
4/30/2022	116
5/31/2022	116
6/30/2022	103

5

Date	Balance (in millions of USD)
7/31/2022	103
8/31/2022	103
9/30/2022	91
10/31/2022	91
11/30/2022	91
12/31/2022	80
1/31/2023	80
2/28/2023	80
3/31/2023	70
4/30/2023	70
5/31/2023	70
6/30/2023	61
7/31/2023	61
8/31/2023	61
9/30/2023	53
10/31/2023	53
11/30/2023	53
12/31/2023	46
1/31/2024	46
2/28/2024	46
3/31/2024	41
4/30/2024	41
5/31/2024	41
6/30/2024	36
7/31/2024	36
8/31/2024	36
9/30/2024	32
10/31/2024	32
11/30/2024	32
12/31/2024	28
1/31/2025	28
2/28/2025	28
3/31/2025	25
4/30/2025	25
5/31/2025	25
6/30/2025	22
7/31/2025	22
8/31/2025	22
9/30/2025	19
10/31/2025	19

6

Date	Balance (in millions of USD)
11/30/2025	19
12/31/2025	16
1/31/2026	16
2/28/2026	16
3/31/2026	14
4/30/2026	14
5/31/2026	14
6/30/2026	11
7/31/2026	11
8/31/2026	11
9/30/2026	9
10/31/2026	9
11/30/2026	9
12/31/2026	8
1/31/2027	8
2/28/2027	8
3/31/2027	6
4/30/2027	6
5/31/2027	6
6/30/2027	6
7/31/2027	6
8/31/2027	6
9/30/2027	5
10/31/2027	5
11/30/2027	5
12/31/2027	4
1/31/2028	4
2/28/2028	4
3/31/2028	4
4/30/2028	4
5/31/2028	4
6/30/2028	4
7/31/2028	4
8/31/2028	4
9/30/2028	4
10/31/2028	4
11/30/2028	4
12/31/2028	4
1/31/2029	4
2/28/2029	4

7

Date	Balance (in millions of USD)
3/31/2029	4
4/30/2029	4
5/31/2029	4
6/30/2029	4
7/31/2029	4
8/31/2029	4
9/30/2029	4
10/31/2029	4
11/30/2029	4
12/31/2029	4
1/31/2030	4
2/28/2030	4
3/31/2030	4
4/30/2030	4
5/31/2030	4
6/30/2030	4
7/31/2030	4
8/31/2030	4
9/30/2030	4
10/31/2030	4
11/30/2030	4
12/31/2030	4
1/31/2031	4
2/28/2031	4
3/31/2031	4
4/30/2031	4
5/31/2031	4
6/30/2031	4
7/31/2031	4
8/31/2031	4
9/30/2031	4
10/31/2031	4
11/30/2031	4
12/31/2031	4
1/31/2032	4
2/28/2032	4
3/31/2032	4
4/30/2032	4
5/31/2032	4
6/30/2032	4

8

Date	Balance (in millions of USD)
7/31/2032	4
8/31/2032	4
9/30/2032	4
10/31/2032	4
11/30/2032	4
12/31/2032	4
1/31/2033	4
2/28/2033	4
3/31/2033	4
4/30/2033	4
5/31/2033	4
6/30/2033	4
7/31/2033	4
8/31/2033	4
9/30/2033	4
10/31/2033	4
11/30/2033	4
12/31/2033	4
1/31/2034	4
2/28/2034	4
3/31/2034	4
4/30/2034	4
5/31/2034	4
6/30/2034	4
7/31/2034	4
8/31/2034	4
9/30/2034	4
10/31/2034	4
11/30/2034	4
12/31/2034	4
1/31/2035	4
2/28/2035	4
3/31/2035	4
4/30/2035	4
5/31/2035	4
6/30/2035	4
7/31/2035	4
8/31/2035	4
9/30/2035	4
10/31/2035	4

9

Date	Balance (in millions of USD)
11/30/2035	4

10

Exhibit C to Schedule B — Expected Draw Schedule for Other GICs

Date	Balance (in millions of USD)
6/25/2009	4,580
6/30/2009	4,524
7/31/2009	4,261
8/31/2009	4,201
9/30/2009	4,060
10/31/2009	3,995
11/30/2009	3,916
12/31/2009	3,794
1/31/2010	3,761
2/28/2010	3,599
3/31/2010	3,412
4/30/2010	3,336
5/31/2010	3,301
6/30/2010	3,192
7/31/2010	3,090
8/31/2010	2,957
9/30/2010	2,871
10/31/2010	2,881
11/30/2010	2,793
12/31/2010	2,759
1/31/2011	2,747
2/28/2011	2,630
3/31/2011	2,595
4/30/2011	2,566
5/31/2011	2,548
6/30/2011	2,505
7/31/2011	2,515
8/31/2011	2,450
9/30/2011	2,411
10/31/2011	2,423
11/30/2011	2,428
12/31/2011	2,399
1/31/2012	2,380
2/28/2012	2,301
3/31/2012	2,236
4/30/2012	2,230
5/31/2012	2,201
6/30/2012	2,175

1

Date	Balance (in millions of USD)
7/31/2012	2,092
8/31/2012	2,073
9/30/2012	2,037
10/31/2012	1,947
11/30/2012	1,951
12/31/2012	1,927
1/31/2013	1,920
2/28/2013	1,839
3/31/2013	1,811
4/30/2013	1,777
5/31/2013	1,785
6/30/2013	1,748
7/31/2013	1,590
8/31/2013	1,537
9/30/2013	1,518
10/31/2013	1,541
11/30/2013	1,435
12/31/2013	1,414
1/31/2014	1,426
2/28/2014	1,326
3/31/2014	1,331
4/30/2014	1,342
5/31/2014	1,323
6/30/2014	1,288
7/31/2014	1,303
8/31/2014	1,309
9/30/2014	1,288
10/31/2014	1,328
11/30/2014	1,337
12/31/2014	1,313
1/31/2015	1,315
2/28/2015	1,223
3/31/2015	1,230
4/30/2015	1,237
5/31/2015	1,251
6/30/2015	1,142
7/31/2015	1,166
8/31/2015	1,180
9/30/2015	1,141
10/31/2015	1,181

2

Date	Balance (in millions of USD)
11/30/2015	1,210
12/31/2015	1,176
1/31/2016	1,180
2/28/2016	1,114
3/31/2016	1,115
4/30/2016	1,124
5/31/2016	1,139
6/30/2016	1,138
7/31/2016	1,122
8/31/2016	1,145
9/30/2016	1,131
10/31/2016	1,157
11/30/2016	1,179
12/31/2016	1,181
1/31/2017	1,183
2/28/2017	1,112
3/31/2017	1,120
4/30/2017	1,115
5/31/2017	1,135
6/30/2017	1,142
7/31/2017	1,159
8/31/2017	1,144
9/30/2017	1,132
10/31/2017	1,163
11/30/2017	1,188
12/31/2017	1,177
1/31/2018	1,188
2/28/2018	1,126
3/31/2018	1,125
4/30/2018	1,112
5/31/2018	1,128
6/30/2018	1,122
7/31/2018	1,154
8/31/2018	1,155
9/30/2018	1,099
10/31/2018	1,083
11/30/2018	1,111
12/31/2018	1,118
1/31/2019	1,125
2/28/2019	1,059

3

Date	Balance (in millions of USD)
3/31/2019	1,046
4/30/2019	1,057
5/31/2019	1,081
6/30/2019	1,072
7/31/2019	1,108
8/31/2019	1,108
9/30/2019	1,098
10/31/2019	1,103
11/30/2019	1,132
12/31/2019	1,139
1/31/2020	1,148
2/28/2020	1,053
3/31/2020	1,070
4/30/2020	1,089
5/31/2020	1,096
6/30/2020	1,096
7/31/2020	1,138
8/31/2020	1,143
9/30/2020	1,116
10/31/2020	1,158
11/30/2020	1,155
12/31/2020	1,157
1/31/2021	1,158
2/28/2021	1,099
3/31/2021	1,058
4/30/2021	1,083
5/31/2021	1,096
6/30/2021	1,087
7/31/2021	1,114
8/31/2021	1,132
9/30/2021	1,115
10/31/2021	1,147
11/30/2021	1,184
12/31/2021	1,156
1/31/2022	1,161
2/28/2022	1,100
3/31/2022	1,083
4/30/2022	1,097
5/31/2022	1,112
6/30/2022	1,092

4

Date	Balance (in millions of USD)
7/31/2022	1,105
8/31/2022	1,122
9/30/2022	1,115
10/31/2022	1,144
11/30/2022	1,174
12/31/2022	1,175
1/31/2023	1,185
2/28/2023	1,087
3/31/2023	1,105
4/30/2023	1,099
5/31/2023	1,108
6/30/2023	1,102
7/31/2023	1,117
8/31/2023	1,119
9/30/2023	1,116
10/31/2023	1,135
11/30/2023	1,146
12/31/2023	1,143
1/31/2024	1,162
2/28/2024	1,145
3/31/2024	1,131
4/30/2024	1,122
5/31/2024	1,122
6/30/2024	1,112
7/31/2024	1,122
8/31/2024	1,133
9/30/2024	1,129
10/31/2024	1,139
11/30/2024	1,147
12/31/2024	1,155
1/31/2025	1,171
2/28/2025	1,179
3/31/2025	1,195
4/30/2025	1,153
5/31/2025	1,157
6/30/2025	1,133
7/31/2025	1,156
8/31/2025	1,149
9/30/2025	1,140
10/31/2025	1,156

5

Date	Balance (in millions of USD)
11/30/2025	1,165
12/31/2025	1,157
1/31/2026	1,169
2/28/2026	1,154
3/31/2026	1,156
4/30/2026	1,146
5/31/2026	1,144
6/30/2026	1,112
7/31/2026	1,132
8/31/2026	1,123
9/30/2026	1,110
10/31/2026	1,124
11/30/2026	1,130
12/31/2026	1,112
1/31/2027	1,117
2/28/2027	1,125
3/31/2027	1,127
4/30/2027	1,131
5/31/2027	1,130
6/30/2027	1,119
7/31/2027	1,140
8/31/2027	1,133
9/30/2027	1,136
10/31/2027	1,152
11/30/2027	1,174
12/31/2027	1,172
1/31/2028	1,183
2/28/2028	1,194
3/31/2028	1,205
4/30/2028	1,187
5/31/2028	1,188
6/30/2028	1,082
7/31/2028	1,092
8/31/2028	1,097
9/30/2028	1,047
10/31/2028	1,062
11/30/2028	1,082
12/31/2028	1,052
1/31/2029	1,077
2/28/2029	1,092

6

Date	Balance (in millions of USD)
3/31/2029	1,097
4/30/2029	1,103
5/31/2029	1,103
6/30/2029	1,045
7/31/2029	1,035
8/31/2029	1,038
9/30/2029	1,033
10/31/2029	1,040
11/30/2029	1,057
12/31/2029	1,031
1/31/2030	1,031
2/28/2030	1,043
3/31/2030	1,063
4/30/2030	1,040
5/31/2030	1,034
6/30/2030	994
7/31/2030	1,001
8/31/2030	1,005
9/30/2030	965
10/31/2030	969
11/30/2030	972
12/31/2030	969
1/31/2031	983
2/28/2031	988
3/31/2031	1,009
4/30/2031	998
5/31/2031	992
6/30/2031	939
7/31/2031	947
8/31/2031	953
9/30/2031	831
10/31/2031	812
11/30/2031	820
12/31/2031	610
1/31/2032	616
2/28/2032	625
3/31/2032	646
4/30/2032	636
5/31/2032	638
6/30/2032	581

7

Date	Balance (in millions of USD)
7/31/2032	600
8/31/2032	587
9/30/2032	596
10/31/2032	597
11/30/2032	601
12/31/2032	614
1/31/2033	592
2/28/2033	601
3/31/2033	608
4/30/2033	612
5/31/2033	610
6/30/2033	537
7/31/2033	553
8/31/2033	544
9/30/2033	490
10/31/2033	491
11/30/2033	494
12/31/2033	450
1/31/2034	436
2/28/2034	442
3/31/2034	449
4/30/2034	452
5/31/2034	449
6/30/2034	317
7/31/2034	335
8/31/2034	322
9/30/2034	207
10/31/2034	201
11/30/2034	213
12/31/2034	81
1/31/2035	86
2/28/2035	100
3/31/2035	106
4/30/2035	106
5/31/2035	100
6/30/2035	76
7/31/2035	77
8/31/2035	77
9/30/2035	80
10/31/2035	69

8

Date	Balance (in millions of USD)
11/30/2035	82
12/31/2035	67
1/31/2036	67
2/28/2036	69
3/31/2036	75
4/30/2036	72
5/31/2036	72
6/30/2036	65
7/31/2036	67
8/31/2036	68
9/30/2036	70
10/31/2036	66
11/30/2036	78
12/31/2036	63
1/31/2037	64
2/28/2037	66
3/31/2037	81
4/30/2037	66
5/31/2037	66
6/30/2037	68
7/31/2037	69
8/31/2037	69
9/30/2037	72
10/31/2037	66
11/30/2037	65
12/31/2037	66
1/31/2038	67
2/28/2038	67
3/31/2038	82
4/30/2038	65
5/31/2038	66
6/30/2038	68
7/31/2038	70
8/31/2038	71
9/30/2038	73
10/31/2038	68
11/30/2038	67
12/31/2038	66
1/31/2039	67
2/28/2039	68

9

Date	Balance (in millions of USD)
3/31/2039	83
4/30/2039	65
5/31/2039	67
6/30/2039	67
7/31/2039	82
8/31/2039	69
9/30/2039	71
10/31/2039	63
11/30/2039	62
12/31/2039	63
1/31/2040	65
2/28/2040	68
3/31/2040	64
4/30/2040	61
5/31/2040	60
6/30/2040	59
7/31/2040	72
8/31/2040	61
9/30/2040	65
10/31/2040	65
11/30/2040	64
12/31/2040	63
1/31/2041	60
2/28/2041	58
3/31/2041	60
4/30/2041	58
5/31/2041	57
6/30/2041	58
7/31/2041	72
8/31/2041	60
9/30/2041	63
10/31/2041	60
11/30/2041	72
12/31/2041	56
1/31/2042	59
2/28/2042	64
3/31/2042	65
4/30/2042	61
5/31/2042	62
6/30/2042	57

10

Date	Balance (in millions of USD)
7/31/2042	58
8/31/2042	60
9/30/2042	57
10/31/2042	55
11/30/2042	68
12/31/2042	52
1/31/2043	53
2/28/2043	57
3/31/2043	59
4/30/2043	57
5/31/2043	57
6/30/2043	53
7/31/2043	54
8/31/2043	55
9/30/2043	56
10/31/2043	50
11/30/2043	63
12/31/2043	48
1/31/2044	48
2/28/2044	48
3/31/2044	62
4/30/2044	45
5/31/2044	45
6/30/2044	49
7/31/2044	49
8/31/2044	50
9/30/2044	52
10/31/2044	44
11/30/2044	43
12/31/2044	41
1/31/2045	42
2/28/2045	43
3/31/2045	56
4/30/2045	40
5/31/2045	41
6/30/2045	41
7/31/2045	42
8/31/2045	43
9/30/2045	44
10/31/2045	36

11

Date	Balance (in millions of USD)
11/30/2045	36
12/31/2045	37
1/31/2046	37
2/28/2046	38
3/31/2046	52
4/30/2046	35
5/31/2046	36
6/30/2046	37
7/31/2046	50
8/31/2046	37
9/30/2046	38
10/31/2046	27
11/30/2046	3
12/31/2046	3
1/31/2047	3
2/28/2047	3
3/31/2047	3
4/30/2047	3
5/31/2047	3
6/30/2047	3

12

Exhibit D to Schedule B — Amortization Assumptions

For Structured GICs:

•                  ABS CDO GICs:

For the ABS CDO GICs, 10 of the ABS CDO transactions in our GIC portfolio, representing approximately 65% of the outstanding notional amount, are modeled in Intex.  We applied subprime and Alt-A default and severity curves to the respective portions of the underlying assets consistent with the average rates used in our impairment analysis.  For the subprime assets, the CDR plateau was 28.84% which remained constant for 21 months followed by a 12 month linear decline to 7.21%.  For the Alt-A assets, a CDR plateau of 19.62% was used for the first 21 months followed by a 12 month linear decline to 4.91%.  Severities for subprime are assumed to increase from 50% to 60% over the first 15 months after which they remained constant at 60% for the remaining life.  For the Alt-A assets, severities were assumed to increase from 40% to 50% over the first 15 months after which they remained constant at 50% for the remaining life.  Prepayments were assumed to be 5% for the first 21 months followed by a 12 month linear ramp up to 15% after which the rate remained constant at 15% for the remaining life.  For the transactions that we were unable to model, the average of the modeled schedules was used to project the GIC balance.

•                  CDO/CLO GICs:

We use Moody’s average historical default rates, applied to the underlying collateral of each CDO/CLO deal.  The loss severity is 50% for loans and 70% for senior unsecured bonds.  The Moody’s historical default rates are rating dependent.

For other GICs, the schedules are reviewed periodically by risk management according to the process and procedure specified in the ALM guidelines

1

Schedule C — Valuation Procedures

I.  For assets other than FSA PAL bonds and the Private Placement Securities specified in III. below (“Private Placement Securities”), The Bank of New York Mellon and Wells Fargo Bank, National Association (each, an “Account Bank”) will determine the Indicative Market Value of each FSAM Asset or item of Eligible Collateral (for purposes of this Schedule C, an “Asset”) each in accordance with the market prices provided to the Account Bank by one or more nationally-recognized third party pricing services which the Account Bank uses generally for pricing assets of a similar type to the Assets, and in any event in accordance with the standard procedure and methodology utilized by the Account Bank in valuing securities held by it (including such procedures it generally adopts in the absence of data available from its preferred third-party pricing services), whether for its own account or the accounts of other customers, as such procedure and methodology may be amended by the Account Bank from time to time for general application with respect to securities held by it, whether for its own account or the accounts of other customers.

II.  Valuation of FSA PAL bonds will be reported by the Administrator to the Valuation Agent based on the valuation of Royal Bank of Scotland (RBS), a dealer in UK Inflation-Indexed bonds.  Prices are determined by RBS based on prices observed on trades of similar fixed rate bonds which are relatively liquid, and spreads from the inflation swap yield curve.  In the case of bonds with tenors of greater than 30 years, such inputs are modified by an additional spread premium from market sources, including bid and offer lists, and the prices on observed trades are combined with the swap spreads to arrive at a yield used to derive a price for the Asset/Swap.

III.  With respect to the Private Placement Securities, the Administrator will determine the prices of these assets as follows:  1.  On each Valuation Date obtain FSA’s 5-year CDS spread from Bloomberg using the ticker “FSA INS CDS USD SR 5Y” and add 200 basis points (the spread so obtained the “FSA Spread”).  2. Calculate the present values, based on the then current swap curve rate (as derived from market data reported by recognized pricing information service providers and using recognized systems-based curve-building models) plus the FSA Spread, of the projected payments of principal and interest on the relevant Private Placement Security based on the projections thereof determined by FSA and as most recently advised to the Administrator by FSA. 3.  Express the sum of the values in 2 as a percentage of the current principal balance of such Private Placement Security.  The percentage price so determined will be reported by the Administrator to the Valuation Agent.

The Private Placement Securities are listed below:

ID	Balance	WAL	Price (5/31)
BAY_VEIW_FMAC_1998_D_REFI_SERIES_15	16.9	8.3	45.3
BAY_VIEW_FMAC_1998_D_REFI_SERIES_10	1.3	3.3	69.4
BAY_VIEW_FMAC_1998_D_REFI_SERIES_11	15.5	4.3	62.5
BAY_VIEW_FMAC_1998_D_REFI_SERIES_12	8	5.3	56.8
BAY_VIEW_FMAC_1998_D_REFI_SERIES_13	4	6.3	52.1
BAY_VIEW_FMAC_1998_D_REFI_SERIES_14	4	7.3	48.3
BAY_VIEW_FMAC_2000_A_REFI_SERIES_10	15.3	3.4	66.7
BAY_VIEW_FMAC_2000_A_REFI_SERIES_11	14.6	4.4	59.7
BAY_VIEW_FMAC_2000_A_REFI_SERIES_12	6.5	5.3	54
BAY_VIEW_FMAC_2000_A_REFI_SERIES_13	2	6.3	49.3
BAY_VIEW_FMAC_2000_A_REFI_SERIES_14	2	7.4	45.6

1

BAY_VIEW_FMAC_2000_A_REFI_SERIES_15	31.3	8.4	42.7
BAY_VIEW_FMAC_2000_A_REFI_SERIES_9	6.4	2.3	76.7
IMC_97-7_REFI_NOTES	20.8	1.8	78.4
MLN_1999_2_REFI	11.6	3.3	64.6
WESTLAKE_FUNDING_II_LLC_A	0.004	0.1	100
WESTLAKE_FUNDING_II_LLC_POOL10	0.8	0.3	95.8
WESTLAKE_FUNDING_II_LLC_POOL11	1	0.3	95.7
WESTLAKE_FUNDING_II_LLC_POOL12	1.6	0.4	95.3
WESTLAKE_FUNDING_II_LLC_POOL13	3.3	0.4	94.6
WESTLAKE_FUNDING_II_LLC_POOL14	2.2	0.4	94.7
WESTLAKE_FUNDING_II_LLC_POOL15	2.7	0.4	94.1
WESTLAKE_FUNDING_II_LLC_POOL16	3.6	0.5	93.3
WESTLAKE_FUNDING_II_LLC_POOL17	4.1	0.5	92.8
WESTLAKE_FUNDING_II_LLC_POOL18	5.7	0.5	93
WESTLAKE_FUNDING_II_LLC_POOL19	9.1	0.6	91.9
WESTLAKE_FUNDING_II_LLC_POOL2	0.02	0.1	99.6
WESTLAKE_FUNDING_II_LLC_POOL20	5.7	0.6	91.8
WESTLAKE_FUNDING_II_LLC_POOL21	5.2	0.7	90.7
WESTLAKE_FUNDING_II_LLC_POOL22	5.7	0.7	91.2
WESTLAKE_FUNDING_II_LLC_POOL23	4.9	0.8	90
WESTLAKE_FUNDING_II_LLC_POOL24	5.3	0.8	89.4
WESTLAKE_FUNDING_II_LLC_POOL25	5.9	0.9	88.8
WESTLAKE_FUNDING_II_LLC_POOL26	6.7	0.8	89
WESTLAKE_FUNDING_II_LLC_POOL3	0.04	0.1	98.7
WESTLAKE_FUNDING_II_LLC_POOL4	0.1	0.1	98.2
WESTLAKE_FUNDING_II_LLC_POOL5	0.03	0.2	97.9
WESTLAKE_FUNDING_II_LLC_POOL6	0.2	0.2	97.4
WESTLAKE_FUNDING_II_LLC_POOL7	0.2	0.2	97.2
WESTLAKE_FUNDING_II_LLC_POOL8	0.4	0.3	96.5
WESTLAKE_FUNDING_II_LLC_POOL9	1	0.3	96.3

In Principia (a pricing information service provider), principal amortization for the Westlake transactions are ratio stripped (see definition below) monthly and re-projected (as defined below) periodically, when new projections are provided by Financial Security Assurance Inc.  In the future, the Westlake transactions will be re-projected quarterly.  Principal amortization for the MLN and IMC transactions have generally not been re-projected, but will be re-projected quarterly going forward in addition to being ratio stripped monthly.  The Bayview FMAC transactions are tranched into fixed-rate bullets, which are not re-projected in Principia because of make-whole provisions.  However, on a monthly basis, Financial Security Assurance Inc. provides and will continue to provide a statement detailing the distribution of interest, principal and any make-whole payment if applicable.

“Ratio Stripping” is the process by which principal amortization that is either greater or less than the projected amount is evenly distributed over the remaining principal payment dates.

2

“Re-projection” is the process of recalculating principal amortization based on updating assumptions for interest rates and underlying loan characteristics such as prepayments, defaults, and loss severity.

3

Schedule D — Forms of Subordinated Hedge Arrangements

AMENDMENT AGREEMENT

dated as of [      ], 2009

among:	[COUNTERPARTY] (“Party A”)

and	FSA ASSET MANAGEMENT LLC (“FSAM” or “Party B”)

and	DEXIA CRÉDIT LOCAL S.A. (“DCL”);

and	FINANCIAL SECURITY ASSURANCE INC. (“FSA”)

W I T N E S S E T H

WHEREAS, Party A and Party B are parties to an ISDA Master Agreement, dated as of [     ], as amended and supplemented from time to time, including pursuant to any Schedule and Credit Support Annex thereto (any such Credit Support Annex, the “FSAM Credit Support Annex”) (collectively, the “FSAM Master Agreement”);

WHEREAS, FSA has issued a financial guaranty insurance policy (the “FSA Policy”) in respect of the obligations of Party B pursuant to the FSAM Master Agreement;

WHEREAS, Party A and DCL are parties to an ISDA Master Agreement, dated as of [     ], as amended and supplemented from time to time, including pursuant to any Schedule and Credit Support Annex thereto (any such Credit Support Annex, the “DCL Credit Support Annex”) (collectively, the “DCL Master Agreement”);

WHEREAS, the parties wish to amend the FSAM Master Agreement and DCL Master Agreement as set forth below; and

WHEREAS, reference is made to a certain Pledge and Administration Agreement (the “Pledge and Administration Agreement”), dated as of June 30, 2009, among Dexia SA, DCL, Dexia Bank Belgium SA, FSA, Party B, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Management Services LLC, FSA Capital Markets Services (Caymans) Ltd., and The Bank of New York Mellon Trust Company, as the same may be amended, supplemented or modified from time to time.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to the following:

ARTICLE I

AMENDMENTS TO FSAM MASTER AGREEMENT

The parties agree that the FSAM Master Agreement shall be amended, as of the Amendment Effective Date defined below, as follows:

SECTION 1.1.  DCL Guarantee.  Subject to the delivery by Party A of an executed counterpart of this Amendment Agreement, DCL shall guarantee the full and punctual payment when due of the Obligations as set forth in a guarantee issued in favor of Party A in the form attached as Exhibit A hereto (the “DCL Guarantee”).  The DCL Guarantee shall be a “Credit Support Document” for purposes of the FSAM Master Agreement, and DCL shall be the “Credit Support Provider” of Party B thereunder.  Any references to Party B’s Credit Support Provider in the FSAM Master Agreement shall hereafter be deemed to be references to DCL.

SECTION 1.2.  Termination of FSA Policy.  Party A hereby consents to the cancellation of the Financial Guaranty Insurance Policy of FSA (Policy No. [        ]) (the “FSA Policy”) with effect from the Amendment Effective Date, and irrevocably agrees that all of Party A’s rights in respect of the FSA Policy shall be irrevocably terminated and cancelled, and all of FSA’s duties and obligations thereunder, whether arising before, on or after the Amendment Effective Date, shall be deemed fully and finally released and discharged.  Party A agrees to promptly surrender the FSA Policy to FSA, and covenants that it shall not submit any claims thereunder (any such claim being void ab initio).  This Section 1.2 shall survive any termination of this Amendment Agreement.

SECTION 1.3.  Modifications to FSAM Agreement in respect of FSA.

(a)                                  References to the FSA Policy and any “FSA Event of Default” in the FSAM Master Agreement, or any other Credit Support Default or Termination Event referencing an event or circumstance with respect to FSA, shall be deemed deleted.  Any Events of Default or Termination Events, or limitations on the exercise of Party A’s rights under the FSAM Master Agreement, in each case, that would be conditioned on the occurrence or non-occurrence of an FSA Event of Default shall have no further effect.

(b)                                 FSA shall have no further obligations under or in relation to the FSAM Master Agreement, shall be deemed deleted as a party to the FSAM Master Agreement, and shall have no further rights to receive payments under the FSAM Master Agreement (whether directly or by rights of subrogation, reimbursement or otherwise).  FSA shall continue to be a third party beneficiary of the FSAM Master Agreement in relation to (i) any rights to inspect or receive notices and information in relation to the FSAM Master Agreement and (ii) any rights of consent to the exercise of, or to exercise directly, the rights of Party B in relation to the FSAM Master Agreement (as amended by this Amendment Agreement and subject to (c) below).

(c)                                  Any rights of FSAM under the FSAM Master Agreement which may be or are required to be exercised directly by FSA will be exercisable directly by DCL, unless and until FSA gives notice to Party A that a GIC Program Default has occurred.  Following delivery of such notice, such rights of FSAM under the FSAM Master Agreement may or shall be exercised by the Collateral Agent under the Pledge and Administration Agreement.  Party A may accept without further investigation or inquiry any notice from FSA that a GIC Program Default has occurred.

(d)                                 Any requirements to deliver financial statements of FSA or its Affiliates previously applicable under Part 3 of the Schedule shall no longer apply.

(e)                                  Party A shall continue to deliver to FSA copies of notices to Party B, at the address indicated in the FSAM Master Agreement or such other address as FSA may request from time to time.

(f)                                    All notices delivered by or to Party A from time to time under the FSAM Master Agreement shall additionally be copied to the following address for DCL:

Address:                                               Dexia Crédit Local S.A.

Tour Dexia La Défense 2

1, Passerelle des Reflets

TSA 92202

92919 La Défense Cedex

France

2

Attention:                                         Back-Office Department

Telephone:                                    + 00 33 1 58 58 68 92

Facsimile:                                         + 00 33 1 58 58 66 20

In addition, all notices in respect of Section 5 and Section 6 shall be copied to:

Attention : Tax and Legal Director

Telephone:                                    + 00 33 1 58 58 58 70

Facsimile:                                         + 00 33 1 58 58 69 90

SECTION 1.4.  Transfers under the FSAM Credit Support Annex.

(a)                                  Each obligation of FSAM to Transfer (i) a Delivery Amount to Party A from time to time under Paragraph 3(a) of the FSAM Credit Support Annex, (ii) a Return Amount to Party A from time to time under Paragraph 3(b) of the FSAM Credit Support Annex (iii) any amount from time to time under Paragraph 5 of the FSAM Credit Support Annex (a “Disputed Amount”), or (iv) a Transfer under Paragraph 8(d) of the FSAM Credit Support Annex (a “Final Return Amount”), as applicable, shall be considered to have been performed by FSAM, and FSAM shall have no responsibility or liability therefor, to the extent DCL shall have performed its obligations under the DCL Credit Support Annex in relation to such Delivery Amount, Return Amount, Disputed Amount or Final Return Amount, as applicable (each a “Guarantor Transfer Amount”).

(b)                                 Each obligation of Party A to Transfer (i) a Delivery Amount to FSAM from time to time under Paragraph 3(a) of the FSAM Credit Support Annex, (ii) a Return Amount to FSAM from time to time under Paragraph 3(b) of the FSAM Credit Support Annex (iii) any amount from time to time under Paragraph 5 of the FSAM Credit Support Annex (a “Disputed Amount”), or (iv) a Final Return Amount owed by Party A under Paragraph 8(d) of the FSAM Credit Support Annex, as applicable, shall be made to DCL on behalf of FSAM by Party A, and shall be considered to have been performed by Party A, and Party A shall have no responsibility or liability therefor, to the extent Party A shall have made a Transfer to DCL of such Delivery Amount, Return Amount, Disputed Amount or Final Return Amount, as applicable.

(c)                                  For the avoidance of doubt, the calculation of the Exposure of FSAM as Secured Party to Party A shall not be reduced, netted or set off against any Exposure of Party A to DCL under the DCL Master Agreement.

(d)                                 Any rights or obligations of FSAM as Secured Party under Paragraph 4(d) (Substitutions) or Paragraph 6 (Holding and Using Posted Collateral) shall be enforceable by DCL directly and performed directly on behalf of FSAM by DCL, as applicable.

SECTION 1.5.  Modification to Events of Default.

(a)                                  The occurrence of a Potential Event of Default with respect to which DCL is the Defaulting Party under the DCL Master Agreement shall constitute a Potential Event of Default with respect to which FSAM would be the Defaulting Party under the FSAM Master Agreement.

(b)                                 The occurrence of an Event of Default with respect to which DCL is the Defaulting Party under the DCL Master Agreement shall constitute an Event of Default with respect to which FSAM is the Defaulting Party under the FSAM Master Agreement.

3

(c)                                  Unless a Potential Event of Default with respect to which DCL would be the Defaulting Party under the DCL Master Agreement has occurred and is continuing, no event or circumstance with respect to FSAM under the FSAM Master Agreement shall constitute a Potential Event of Default with respect to which Party B would be the Defaulting Party.

(d)                                 Unless an Event of Default with respect to which DCL is the Defaulting Party under the DCL Master Agreement has occurred and is continuing, no event or circumstance with respect to FSAM under the FSAM Master Agreement shall constitute an Event of Default with respect to which Party B is the Defaulting Party.

SECTION 1.6.  Payments by Party B under FSAM Master Agreement.  All payment obligations of Party B under the FSAM Master Agreement, including, without limitation, the obligation to pay any Interest Amount on Posted Collateral, or to pay any amount pursuant to Section 6(d)(ii), shall be subject to the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement and payment of such amounts by FSAM shall be further subject to satisfaction of the Subordinated Claims Payment Condition specified in the Pledge and Administration Agreement.  For the avoidance of doubt, the limitations set out in the Priority of Payments shall not prejudice Party A’s rights as against DCL under the DCL Guarantee or the DCL Credit Support Annex as provided in Section 1.4 above.

Upon any request by Party A from time to time, DCL (if no GIC Program Default has occurred) and FSA (if a GIC Program Default has occurred) each agree to use commercially reasonable efforts to inform Party A in accordance with the notice provisions of the FSAM Master Agreement whether the Subordinated Claims Payment Condition is satisfied.

SECTION 1.7.  Transfer.  The FSAM Master Agreement shall be amended to include the following provisions in Part 5 thereof and shall replace in its entirety any similar operative provision therein:

“Transfer.  Section 7 of the Agreement shall be replaced with the following:

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by a party without the prior written consent of the other party and DCL (such consent not to be unreasonably withheld or delayed), except that:

(a) If FSA gives notice to Party A that a GIC Program Default has occurred, Party B may (with the prior written consent of FSA) and at the direction of FSA shall

(I) transfer all of its rights and obligations under this Agreement to DCL such that FSAM shall be released from any liability under this Agreement and all Transactions under this Agreement shall become Transactions subject to the DCL Master Agreement (such transfer a “DCL Novation”), without the consent of Party A (provided that no Event of Default with respect to DCL has occurred and is continuing under the DCL Master Agreement); or

(II) transfer all of its rights and obligations under this Agreement (including each Credit Support Document) to a Successor Swap Entity, such that FSAM shall be released from any liability under this Agreement (a “DCL Guaranteed SPV Novation”), without the consent of Party A;

(b) If a GIC Program Default has occurred and FSA has not exercised either of the rights under (a)(I) or (II) within 90 days thereof, Party B may, and at the direction of DCL shall,

4

effect a DCL Novation without the consent of Party A (provided that no Event of Default with respect to DCL has occurred and is continuing under the DCL Master Agreement);

(c) In connection with any FSAM Refinancing, Party B may, and at the direction of DCL shall, effect a DCL Guaranteed SPV Novation, without the consent of Party A;

(d) Party B may grant a security interest over all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, this Agreement and each Transaction hereunder (including, without limitation, its right to payments due to it hereunder or with respect hereto), to the Collateral Agent (as defined in the Pledge and Administration Agreement) pursuant to and in accordance with the terms of the Pledge and Administration Agreement, for the benefit of the persons identified therein.

(e) A party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(f) A party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e), provided that any transferee of a claim for such amounts payable by FSAM shall expressly acknowledge in connection with such transfer that such transferee will be subject to the provisions of Sections 1.6 and 1.9.

Any purported transfer that is not in compliance with this Section will be void.

“FSAM Refinancing” means completion of the transactions effected to refinance the intercompany repurchase agreement financing of FSAM with secured indebtedness issued to one or more third parties in connection with, and subject to the satisfaction of the conditions for, the occurrence of a Lien Release Date under the Pledge and Administration Agreement in accordance with Section 2.6(d) of the Pledge and Administration Agreement.

“Successor Swap Entity” means any of (i) FSA Capital Markets Services LLC, FSA Capital Management Services LLC or (ii) any special purpose entity or similar bankruptcy-remote entity that is organized in Party B’s jurisdiction of organization and is either (x) an Affiliate of DCL or (y) an Affiliate of FSA to which DCL has given its consent not to be unreasonably withheld, the obligations of which under the FSAM Master Agreement as transferred are (A) in the case of a DCL Guaranteed SPV Novation following a GIC Program Default, secured (subject to the Priority of Payments and satisfaction of the Subordinated Claims Payment Condition in the Pledge and Administration Agreement) under the Pledge and Administration Agreement by the FSAM Collateral and/or the proceeds thereof following an exercise of creditor’s remedies in relation thereto as a result of the relevant GIC Program Default and (B) in the case of a DCL Guaranteed SPV Novation occurring in connection with an FSAM Refinancing, secured by the same assets of FSAM which secure the third party indebtedness issued in connection with such FSAM Refinancing.  In the case of a DCL Guaranteed SPV Novation arising under Section 7(a)(II), the Successor Swap Entity shall be identified by FSA, and in the case of a DCL Guaranteed SPV Novation arising under Section 7(b), the Successor Swap Entity shall be identified by DCL.”

SECTION 1.8  DCL Subrogation and Termination Claims.

(a)                                  Subject to and conditioned upon payment of any amount owed under this Agreement by or on behalf of DCL and subject to DCL having performed all its obligations under the DCL Guarantee

5

which have become due and payable prior to such date, Party A shall assign to DCL all rights to the payment of amounts owed to it under this Agreement (other than any amounts owed to Party A pursuant to the DCL Guarantee) to the extent of all payments made by DCL and, subject to the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement and satisfaction of the Subordinated Claims Payment Condition, DCL may exercise any right, power or the like of Party A with respect thereto.  Party A and Party B agree that without the need for any further action on the part of DCL, DCL shall be fully subrogated to all of the rights to payment of Party A (other than any amounts owed to Party A pursuant to the DCL Agreement) or in relation thereto to the extent that payments are made under the DCL Guarantee by or on behalf of DCL; provided that DCL’s right of recovery from Party B shall be subject to the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement and to satisfaction of the Subordinated Claims Payment Condition.

(b)                                 If FSA or DCL, as applicable, exercises its right to cause Party B to effect a DCL Novation, then in consideration for such DCL Novation, FSA shall in relation to each Transaction under the FSAM Master Agreement specify either that (x) DCL shall have a claim against FSAM for the greater of (I) zero and (II) the termination value of such Transaction in favor of DCL determined as if DCL were Party A under the FSAM Master Agreement, an Additional Termination Event had occurred in relation to which Party B was the Affected Party and such Transaction was an Affected Transaction, and an Early Termination Date were designated in relation to such Transaction on the date the DCL Novation is effected (and for the avoidance of doubt DCL’s right of recovery from FSAM for such claim shall be subject to the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement and to the Subordinated Claims Payment Condition) or (y) DCL shall be deemed to have entered into an Offsetting Transaction with a Successor Swap Entity.  If FSA fails to make such election and specify the application of (x) or (y) within 30 days after the DCL Novation, then clause (x) will be deemed to apply.  For purposes hereof, “Offsetting Transaction” means in relation to any Transaction under the FSAM Master Agreement outstanding at the time of a DCL Novation, a corresponding transaction between DCL and a Successor Swap Entity, having substantially identical terms to such Transaction, with DCL in the position of Party A and the Successor Swap Entity in the position of Party B, where the obligations of the Successor Swap Entity and DCL shall be subject to the terms of the ISDA Master Agreement between DCL and FSAM on the date of such DCL Novation, including without limitation the Nonpetition and Limited Recourse provisions set forth in Section 1.9 below.

SECTION 1.9.  Non-Petition; Limited Recourse.  The FSAM Master Agreement shall be amended to include the following provisions in Part 5 thereof and shall replace in its entirety any similar operative provision therein:

“Non-Petition.  Party A agrees that it will not, prior to the date that is six months (or such longer preference period as may be in effect at such time) after the GIC Contracts (as defined in the Pledge and Administration Agreement) have been paid in full, acquiesce, petition or otherwise institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, or similar law, including without limitations proceedings seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property; provided that this provision shall not restrict or prohibit Party A from joining any such proceedings which shall have already commenced under applicable laws and not in violation of this provision.  This provision shall survive the termination of this Agreement for any reason.  This provision shall be without any prejudice to any rights of Party A with respect to the DCL Guarantee.”

“Limited Recourse.  The obligations of Party B in relation to this Agreement and any Transaction hereunder are limited recourse obligations, payable solely from the proceeds of the

6

FSAM Collateral (as defined in the Pledge and Administration Agreement) available under and applied in accordance with the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement.  Upon application of the FSAM Collateral and proceeds thereof available to satisfy the obligations of Party B hereunder in accordance with the Pledge and Administration Agreement, Party A shall not be entitled to take any further steps against Party B to recover any sums due and shall not constitute a claim against Party B to the extent of any insufficiency.  No recourse shall be had for the payment of any amounts owing in respect of this Agreement against any officer, director, employee, stockholder or incorporator of Party B.  This provision (x) shall be without any prejudice to any rights of Party A with respect to the DCL Guarantee and (y) shall survive the termination of this Agreement for any reason.”

SECTION 1.10.  Definitions.  The FSAM Master Agreement shall be amended to include the following definitions:

“GIC Program Default” means a “Dexia Event of Default” as defined in the Pledge and Administration Agreement.

“Pledge and Administration Agreement” means the Pledge and Administration Agreement, dated as of June 30, 2009, among Dexia SA, DCL, Dexia Bank Belgium SA, FSA, Party B, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Management Services LLC, FSA Capital Markets Services (Caymans) Ltd., and The Bank of New York Mellon Trust Company, as the same may be amended, supplemented or modified from time to time.

SECTION 1.11.  No FSAM-DCL Setoff.  Notwithstanding any rights of Party A under the DCL Master Agreement or DCL Credit Support Annex, no payment obligations owed or other amounts due by Party A to FSAM under the FSAM Master Agreement (whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) may be reduced by or setoff or counterclaim against any payment obligations owed or other amounts due (whether or not arising under the FSAM Master Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) by DCL or its Affiliates to Party A or its Affiliates.

For the avoidance of doubt, the foregoing shall not restrict any rights of setoff applicable in relation to the DCL Master Agreement.

SECTION 1.12.  Payment Netting.   If not previously applicable, Section 2(c)(ii) shall hereafter be applicable.

SECTION 1.13.  Change in Control Events.   In the event that the FSAM Master Agreement or any Transaction thereunder is subject to a provision specifying that an Additional Termination Event shall occur if FSAM is no longer an Affiliate of or otherwise controlled by Financial Security Assurance Holdings Ltd., such Additional Termination Event shall no longer be applicable or be of any force or effect.

SECTION 1.14.  Amendment Consents.  No further amendment, waiver or modification of the FSAM Master Agreement shall be effective without the prior written consent of each of DCL and FSA.

7

ARTICLE II

AMENDMENT TO DCL MASTER AGREEMENT

SECTION 2.1.  DCL Credit Support Annex.

Each Guarantor Transfer Amount arising from the FSAM Credit Support Annex on any date shall be considered to constitute an Independent Amount (in addition to any Independent Amount otherwise applicable on any date) with respect to DCL under the DCL Credit Support Annex.

SECTION 2.2.  DCL Novation.

Upon a DCL Novation, each outstanding Transaction under the FSAM Master Agreement shall become a Transaction subject to the DCL Master Agreement.

ARTICLE III

REPRESENTATIONS

SECTION 3.1.  Representations.

(a)                                  Party A repeats and remakes as of the date hereof the representations of Party A set forth in Section 3 of the FSAM Master Agreement with respect to the FSAM Master Agreement and its obligations thereunder as representations with respect to this Amendment Agreement and its obligations hereunder and the FSAM Master Agreement as amended hereby.

(b)                                 FSAM repeats and remakes as of the date hereof the representations of FSAM set forth in Section 3 of the FSAM Master Agreement with respect to the FSAM Master Agreement and FSAM’s obligations thereunder as representations with respect to this Amendment Agreement and its obligations hereunder and the FSAM Master Agreement as amended hereby (including the DCL Guarantee as a Credit Support Document).

(c)                                  DCL makes as of the date hereof the representations set forth in Section 3 of the FSAM Master Agreement with respect to itself, this Amendment Agreement and its obligations hereunder and the FSAM Master Agreement as amended hereby (including the DCL Guarantee as a Credit Support Document).

ARTICLE IV

MISCELLANEOUS

SECTION 4.1  Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the FSAM Master Agreement and the DCL Master Agreement.  Where capitalized terms are used in the context of provisions set out in or relating to the FSAM Master Agreement or the DCL Master Agreement, such terms shall have the meanings assigned to them in the relevant Master Agreement to which they relate.

SECTION 4.2  Entire Agreement; References to Master Agreements.  This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect specifically thereto.  Except as expressly amended herein, all of the provisions of the FSAM Master Agreement or DCL Master Agreement and each Transaction thereunder, as applicable, shall remain in full force and effect, and all references to the FSAM Master Agreement or DCL Master Agreement, as applicable, in the FSAM Master Agreement, DCL Master Agreement or any other document or instrument entered into in connection therewith shall be deemed to be references to the FSAM Master Agreement or DCL Master Agreement as amended hereby.

8

SECTION 4.3  Non-Reliance.  Each party represents to each other party that, in connection with entering into this Amendment Agreement, (i) neither the other party nor any of its affiliates or agents are acting as a fiduciary for it and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent that it has deemed necessary, and has made its own decisions based upon its own judgments and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party or any of its affiliates or agents.

SECTION 4.4  Counterparts.  This Amendment Agreement may be executed in counterparts by the parties hereto, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 4.5  Governing Law.  This Amendment Agreement will be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of New York, but otherwise without regard to conflicts of laws principles.

SECTION 4.6.  Effectiveness.  This Amendment Agreement and the termination of the FSA Policy contemplated hereby will become effective upon (i) delivery to FSAM (with a copy to FSA) of an executed Guarantee, as contemplated by Section 1.1 of this Amendment Agreement, (ii) surrender of the FSA Policy terminated pursuant to Section 1.2 to FSA, and (iii) DCL’s confirmation to Party A that the Closing Date as defined in the Pledge and Administration Agreement has occurred (the date of such confirmation the “Amendment Effective Date”).

9

In Witness Whereof, the undersigned has executed this Amendment Agreement as of the date first above written.

[COUNTERPARTY]

By:
Name:
Title:

FSA ASSET MANAGEMENT LLC

By:
Name:
Title:

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

FINANCIAL SECURITY ASSURANCE INC.

By:
Name:
Title:

10

Exhibit A

FORM OF GUARANTEE

GUARANTEE, dated as of [      ], 2009, of DEXIA CRÉDIT LOCAL S.A. (the “Guarantor”), in favor of [Swap Counterparty] (the “Beneficiary”).

1.                                       Guarantee.  In order to induce the Beneficiary to enter into the Amendment Agreement, dated [      ], 2009 (the “Amendment Agreement”), among the Beneficiary, the Guarantor, FSA Asset Management LLC (“Primary Obligor”) and Financial Security Assurance Inc. (“FSA”), pursuant to the [identify relevant agreement] (as the same may be amended, modified or supplemented from time to time) (the “Master Agreement”) between the Beneficiary, the Primary Obligor and FSA, from and after the date hereof the Guarantor irrevocably, absolutely and unconditionally guarantees to the Beneficiary, its successors and permitted assigns, as primary obligor and not as a surety, and the Guarantor undertakes and agrees to pay and discharge when and where due (whether at the scheduled payment dates, upon maturity, upon early termination or acceleration or otherwise), all payment or delivery obligations of the Primary Obligor to the Beneficiary arising out of or in connection with the Master Agreement or any Transaction thereunder (the “Obligations”).  The Guarantor agrees to make any payment or perform any obligation due by the Primary Obligor under the Master Agreement on or before the time such payment or performance would be due by the Primary Obligor under the Master Agreement, to the extent such payment is not made or will be unable to be made, or such obligation is not performed or will be unable to be performed, as applicable, by the Primary Obligor.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to it in the Master Agreement.

2.                                       Successor Swap Entity.  In the event that Obligations are assigned and transferred to a Successor Swap Entity as contemplated by the Amendment Agreement, this Guarantee shall apply to the obligations of the Successor Swap Entity to the Beneficiary and the Successor Swap Entity shall be considered the Primary Obligor hereunder for all purposes.

3.                                       Nature of Guarantee.  This Guarantee is a guarantee of payment and performance and not of collection.  The Beneficiary shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Obligations in the event that the Primary Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiary to file a claim shall not affect the Guarantor’s obligations hereunder.  This Guarantee is a continuing guarantee and shall continue to be effective or be reinstated if any payment or delivery to the Beneficiary by the Primary Obligor on account of any Obligation is returned to the Primary Obligor or is rescinded upon the occurrence of any circumstance, including, but not limited to, the insolvency, bankruptcy or reorganization of the Primary Obligor.

4.                                       Waivers.  The Guarantor hereby irrevocably waives for the benefit of the Beneficiary any defenses the Guarantor may now or hereafter have arising from (i) the failure of any of the representations of the Primary Obligor set forth in Section 3(a) of the Master Agreement to be true and correct; (ii) any indulgence, concession, waiver or consent given to the Primary Obligor; (iii) any taking, exchange, release, amendment, non-perfection, realization or application of or on any security for or guarantee of the Primary Obligor’s performance of the Master Agreement; (iv) any defect as to the valid creation or existence of the Primary Obligor or any change, restructuring, or termination in or of the corporate structure or existence of the Primary Obligor; (v) any other rights (whether by counterclaim, setoff, recoupment or otherwise) or defenses (including without limitation the defense of fraud or fraud in the inducement), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Guarantor to avoid payment of its obligations under this Guaranty in accordance with the express provisions of this Guaranty or might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than (a) a defense based on prior payment or performance of the Obligations in full or (b) a defense based on the failure of a condition precedent set forth in Section 2(a)(iii) of the Master Agreement to be satisfied in relation to the Obligations.

The Beneficiary may at all times agree to amend or modify any obligations of the Primary Obligor under the Master Agreement in accordance with the terms thereof; grant any time or indulgence; abstain from perfecting or enforcing any security or right which the Beneficiary may now or hereafter have from or against the Primary Obligor; and waive any provision of the Master Agreement in accordance with the terms thereof, without prejudice to this Guarantee and without discharging or in any way affecting the Guarantor’s liability hereunder.  Without limitation of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Beneficiary to assert any claim or demand or to enforce any remedy under the Master Agreement, any guarantee or any other agreement or instrument, by any such amendment, waiver or modification of any provision of the Master Agreement or any other agreement or instrument, or by any default, failure or delay, willful or otherwise, of the Primary Obligor in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of the Guarantor.

The liability of the Guarantor is not affected by liquidation (which includes without limitation official management, compromise, arrangement, merger, amalgamation, reconstruction, winding-up and dissolution, assignment for the benefit of creditors, bankruptcy or any similar procedure) of the Primary Obligor, merger or consolidation or the Primary Obligor with another entity or the Primary Obligor dissolving or ceasing to have legal existence for any other reason.

No notice to the Guarantor shall be required with respect to entering into new Transactions under the Master Agreement subsequent to the date hereof, and this Guarantee shall remain in full force and effect irrespective of the term or amount of obligations of the Primary Obligor in relation to the Master Agreement.

5.                                       Termination.  This Guarantee is a continuing guarantee and shall remain in full force and effect until all amounts payable or deliverable by the Primary Obligor under the Master Agreement have been paid or delivered in full and the Transactions thereunder have been terminated, provided that this Guarantee will be reinstated if any payment or delivery to the Beneficiary by the Primary Obligor on account of any Primary Obligation is returned to the Primary Obligor, is rescinded upon the occurrence of any circumstance, including, but not limited to, the insolvency, bankruptcy or reorganization of the Primary Obligor, or otherwise becomes the subject of any claim that could result in the return or disgorgement of such payment or delivery.

6.                                       Notices.  Any notice or communication required or permitted to be made hereunder shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the Master Agreement.

Address for notices or communications to the Beneficiary:

Address:                                     [      ]

With a copy to: [      ]

Address for notices or communications to the Guarantor:

2

Address:                                               Dexia Crédit Local S.A.

Tour Dexia La Défense 2

1, Passerelle des Reflets

TSA 92202

92919 La Défense Cedex

France

Deduction or Withholding for Tax.

A.                                   All payments under this Guarantee will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If the Guarantor is so required to deduct or withhold, then the Guarantor will

(i)                                     promptly notify the Beneficiary of such requirement;

(ii)                                  pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Guarantor to the Beneficiary under this Section 7 promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Beneficiary;

(iii)                               promptly forward to the Beneficiary an official receipt (or a certified copy), or other documentation reasonably acceptable to the Beneficiary, evidencing such payment to such authorities; and

(iv)                              if such Tax is an Indemnifiable Tax, pay to the Beneficiary, in addition to the payment to which the Beneficiary is otherwise entitled under this Guarantee, such additional amount as is necessary to ensure that the net amount actually received by the Beneficiary (free and clear of Indemnifiable Taxes, whether assessed against the Guarantor or the Beneficiary) will equal the full amount the Beneficiary would have received had no such deduction or withholding been required.  However, the Guarantor will not be required to pay any additional amount to the Beneficiary to the extent that it would not be required to be paid but for:

(X)                               the failure by the Beneficiary to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d) of the Master Agreement; or

(Y)                                the failure of a representation made by the Beneficiary pursuant to Section 3(f) of the Master Agreement to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into under the Master Agreement (regardless of whether such action is taken or brought with respect to a party to the Master Agreement) or (II) a Change in Tax Law as defined in the Master Agreement.

B.                                     If

(i)                                     The Guarantor is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which the Guarantor would not be required to pay an additional amount to the Beneficiary under Section 7(A)(iv);

3

(ii)                                  the Guarantor does not so deduct or withhold; and

(iii)                               a liability resulting from such Tax is assessed directly against the Guarantor, then, except to the extent the Beneficiary has satisfied or then satisfies the liability resulting from such Tax, the Beneficiary will promptly pay to the Guarantor the amount of such liability (including any related liability for interest, but including any related liability for penalties only if the Beneficiary has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)) of the Master Agreement.

8.                                      Amendment; Assignment.  This Guarantee shall not be amended, supplemented or otherwise modified except by a writing signed by both the Guarantor and the Beneficiary.  The Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Beneficiary, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor’s rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise.  Upon any such delegation and assumption of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

9.                                       Governing Law; Jurisdiction.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. The Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guarantee, the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City, and to the courts of its own corporate domicile, in respect of actions brought against it as a defendant.  The Guarantor also waives any objection to the laying of venue in, and any claim of inconvenient forum with respect to these courts.

10.                                 Waiver of Immunity and Other Waivers.  To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Guarantor or the Guarantor’s property, the Guarantor hereby irrevocably waives such immunity in respect of the Guarantor’s obligations under this Guarantee.  The Guarantor hereby irrevocably waives any right to which it may be entitled on account of place of residence or domicile.

11.                                 Waiver of Jury Trial.  The Guarantor here by irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee or the negotiation, administration or enforcement hereof.

12.                                 Miscellaneous.  Each reference herein to the Guarantor, the Beneficiary or the Primary Obligor shall be deemed to include their respective successors and assigns.  The provisions hereof shall inure in favor of each such successor or assign, including any Successor Swap Entity to which the Master Agreement has been transferred.  This Guarantee shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof.

4

In Witness Whereof, the undersigned has executed this Guarantee as of the date first above written.

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

5